PROSPECTUS	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated May 25, 2021)	Registration No. 333-256167

308,487 Shares of 7.75% Series A Cumulative Convertible Preferred Shares Liquidation preference $25.00 per share

Pyxis Tankers Inc.

We are offering 308,487 shares of our 7.75% Series A Cumulative Convertible Preferred Shares, which we refer to as the Series A Preferred Shares, in this offering pursuant to this prospectus supplement and the accompanying prospectus.

We will pay cumulative dividends on the Series A Preferred Shares from and including the date of original issuance in the amount of $1.9375 per share each year, which is equivalent to 7.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ended August 31, 2021. To the extent declared by our Board of Directors (the “Board”), dividends will be payable not later than twenty (20) days after the end of each calendar month, starting on August 20, 2021.

Beginning on October 13, 2023, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Each Series A Preferred Share is convertible into Common Shares, par value $0.001 (“Common Shares” and each a “Common Share”) at a conversion price of $1.40 per Common Share, or 17.86 Common Shares, at any time at the option of the holder, subject to certain customary adjustments. The initial conversion price and the conversion price as adjusted are referred to as the “Conversion Price.” We may elect to automatically convert some or all of the Series A Preferred Shares into Common Shares if the closing price of the Common Shares has exceeded $2.38 (170% of the Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion, which we refer to as the “Market Trigger.”

As of the date of this prospectus, our Common Shares trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PXS.” The last reported sale price of our Common Shares on July 13, 2021 on was $0.85 per share. The Series A Preferred Shares were listed on Nasdaq under the symbol “PXSAP.” The last reported sale price of our Series A Preferred Shares on July 13, 2021 was $22.00 per share.

As of the date hereof, the aggregate market value of our outstanding Common Shares held by non-affiliates was $18,703,615, based on 38,316,854 Common Shares outstanding, of which 19,440,407 are held by non-affiliates, and a closing price on Nasdaq of $0.9621 on June 10, 2021. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-16 of this prospectus supplement and on page 4 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our Series A Preferred Shares.

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$20.00	$6,169,740
Underwriting discounts and commissions (1)	$1.40	$431,882
Proceeds, before expenses, to us	$18.60	$5,737,858

(1)	In addition, we have agreed to issue to the representative of the underwriters as a portion of the underwriting compensation warrants to purchase 2,683 of Series A Preferred Shares sold in this offering at an exercise price of $25.00 per Series A Preferred Share and to reimburse the underwriters for certain expenses in an amount not to exceed $57,500. See “Underwriting” on page S-37 of this prospectus supplement for additional information.

The underwriters expect to deliver the shares of Series A Preferred Shares to the purchasers on or about July 16, 2021.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is July 13, 2021

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-45 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters in this offering, including the representative of the underwriters, ThinkEquity, a division of Fordham Financial Management, Inc., which we refer to as the Representative or ThinkEquity, have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our Series A Preferred Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Series A Preferred Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Series A Preferred Shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, references in this prospectus to “Pyxis Tankers Inc.,” “Pyxis,” “we,” “us” and “our” and similar terms refer to Pyxis Tankers Inc. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Pyxis Tankers Inc.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

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ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Most of our directors, officers and the experts named in this prospectus supplement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. purchasers to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

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PROSPECTUS SUMMARY

This section summarizes certain of the information that is contained in this prospectus supplement or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2020 (the “2020 Annual Report”), which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus supplement and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” herein and in “Item 3. Key Information⸻D. Risk Factors” in the 2020 Annual Report.

Our Company

We are an international maritime transportation company focused on the product tanker sector. As of July 8, 2021, our fleet was comprised of five double hull product tankers, which are currently employed under a mix of spot and short-term time charters. As of July 8, 2021, our fleet had a weighted average age of 9.1 years, based on dwt, compared to an industry average of approximately 11.9 years, as of February 28, 2021, for the product tanker fleet, with a total cargo carrying capacity of 170,019 dwt. We acquired these five vessels in 2015 from affiliates of our founder and Chief Executive Officer, Mr. Valentios (“Eddie”) Valentis. Three of the vessels in the fleet are medium range (“MR”) tankers, all of which have eco-efficient or eco-modified designs, and two are short-range tanker sister ships. Each of the vessels in the fleet has IMO certifications and is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Our principal objective is to own and operate our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the product tanker sector to maximize our revenues. We intend to expand the fleet through selective acquisitions of modern product tankers, primarily MRs, and to employ our vessels through time charters to creditworthy customers and on the spot market. We intend to continually evaluate the markets in which we operate and, based upon our view of market conditions, adjust our mix of vessel employment by counterparty and stagger our charter expirations. In addition, we may choose to opportunistically direct asset sales or acquisitions when conditions are appropriate. Management is considering the potential sale and / or bareboat charter for Northsea Alpha and Northsea Beta. In addition, the Company expects to close on the acquisition of a 2013 South Korean built MR in mid-July 2021.

Our Current Fleet

The following table presents our fleet list as of July 8, 2021:

Vessel Name	Shipyard	Vessel type	Carrying Capacity (dwt)	Year Built	Type of Charter	Charter Rate (per day) (1)		Earliest Redelivery Date
Pyxis Epsilon	SPP* / S. Korea	MR	50,295	2015	Spot	$	n/a	n/a
Pyxis Theta (2)	SPP / S. Korea	MR	51,795	2013	Time		$13,250	Jan 2022
Pyxis Malou	SPP / S. Korea	MR	50,667	2009	Time		$12,000	July 2021
Northsea Alpha	Kejin / China	Small Tanker	8,615	2010	Spot		n/a	n/a
Northsea Beta	Kejin / China	Small Tanker	8,647	2010	Spot		n/a	n/a
			170,019

*SPP is SPP Shipbuilding Co., Ltd.

(1)	These are gross charter rates and do not reflect any commissions payable.

(2)	Pyxis Theta is contracted with a charterer’s option to extend the charter at $15,000 per day for an additional six months, plus/minus 30 days.

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Our Charters

We generate revenues by charging customers a fee, typically called charter hire, for the use of our vessels. Customers utilize the vessels to transport their refined petroleum products and other liquid bulk items and have historically entered into the following types of contractual arrangements with us or our affiliates:

●	Time charters: A time charter is a contract for the use of a vessel for a fixed period of time at a specified daily rate. Under a time charter, the vessel owner provides crewing and other services related to the vessel’s operation, the cost of which is included in the daily rate. The customer, also called a charterer, is responsible for substantially all of the vessel’s voyage expenses, which are costs related to a particular voyage including the cost for bunkers and any port fees, cargo loading and unloading expenses, canal tolls and agency fees. In addition, a time charter may include a profit share component, which would enable us to participate in increased profits in the event rates increase above the specified daily rate.

●	Spot charters: A spot charter is a contract to carry a specific cargo for a single voyage. Spot charters for voyages involve the carriage of a specific amount and type of cargo on a load-port to discharge-port basis, subject to various cargo handling terms, and the vessel owner is paid on a per-ton basis. Under a spot voyage charter, the vessel owner is responsible for the payment of all expenses including voyage expenses, such as port, canal and bunker costs.

The table below sets forth the basic distinctions between these types of charters:

	Time Charters	Spot Charters
Typical contract length	Typically 3 months - 5 years or more	Indefinite but typically less than 3 months
Basis on which charter rate is paid	Per day	Per ton, typically
Voyage expenses	Charterer pays	We pay
Vessel operating costs (1)	We pay	We pay
Off-hire (2)	We pay	We pay

(1)	We are responsible for vessel operating costs, which include crewing, repairs and maintenance, insurance, stores, lube oils, communication expenses and the commercial and technical management fees payable to our ship managers. The largest components of our vessel operating costs are generally crews and repairs and maintenance.

(2)	“Off-hire” refers to the time a vessel is not available for service due primarily to scheduled and unscheduled repairs or dry-docking.

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Under both time and spot charters on the vessels in the fleet, we are responsible for the technical management of the vessel and for maintaining the vessel, periodic dry-docking, cleaning and painting and performing work required by regulations. We have entered into a contract with Pyxis Maritime Corp. (“Maritime”) to provide commercial, sale and purchase, and other operations and maintenance services to all of the vessels in our fleet. Our vessel-owning subsidiaries have contracted with International Tankers Management Ltd. (“ITM”), a third party technical manager and subsidiary of V. Ships Limited, to provide crewing and technical management to all of the vessels in our fleet. Please see “– Management of Ship Operations, Administration and Safety” below. We intend to continue to outsource the day-to-day crewing and technical management of all our vessels to ITM. We believe that ITM has a strong reputation for providing high quality technical vessel services, including expertise in efficiently managing tankers.

In the future, we may also place one or more of our vessels in pooling arrangements or on bareboat charters:

● Pooling Arrangements. In pooling arrangements, vessels are managed by a single pool manager who markets a number of vessels as a single, cohesive fleet and collects, or pools, their net earnings prior to distributing them to the individual owners, typically under a pre-arranged weighting system that recognizes a vessel’s earnings capacity based on various factors. The vessel owner also generally pays commissions on pooling arrangements generally ranging from 1.25% to 5.0% of the earnings.

● Bareboat Charters. A bareboat charter is a contract pursuant to which the vessel owner provides the vessel to the charterer for a fixed period of time at a specified daily rate, and the charterer generally provides for all of the vessel’s operating expenses in addition to the voyage costs and assumes all risk of operation. A bareboat charterer will generally be responsible for operating and maintaining the vessel and will bear all costs and expenses with respect to the vessel, including dry-dockings and insurance.

Our Competitive Strengths

We believe that we possess a number of competitive strengths relative to other product tanker companies, including:

●	High Quality Fleet of Modern Tankers. As of July 8, 2021, our fleet had an average age of 9.1 years, based on dwt, compared to an industry average of approximately 11.9 years as of February 28, 2021. Our fleet of vessels consists mainly of MR tankers that were built in Korean shipyards. We believe these MR tankers, along with our smaller tankers, provide our customers with high quality and reliable transportation of cargos at competitive operating costs. Owning a modern fleet reduces off-hire time, repairs and maintenance costs, including dry-docking expenses, and improves safety and environmental performance. Also, lenders are attracted to modern, well maintained vessels, which can result in more reasonable terms for secured loans.

●	Established Relationships with Charterers. We have developed long-standing relationships with a number of leading tanker charterers, including major integrated and national oil companies, refiners, international trading firms and large vessel operators, which we believe will benefit us in the future as we continue to grow our business. Our customers have included, among others, Trafigura, BP, SK Energy, Equinor, Total, Petramina, Vitol, ST Shipping (an affiliate of Glencore), Greenergy, Repsol, Petrobras and their respective subsidiaries. We strive to meet high standards of operating performance, achieve cost-efficient operations, reliability and safety in all of our operations and maintain long-term relationships with our customers. In concert with our technical manager, we constantly monitor and report the environmental impact of our vessels to address increasing industry-wide emissions concerns. We believe that our charterers value our fleet of modern, quality tankers as well as our management team’s industry experience. These attributes should allow us to continue to charter our vessels and expand our fleet.

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●	Competitive Cost Structure. Even though we currently operate a relatively small number of vessels, we believe we are very cost competitive as compared to other companies in our industry. For example, for the last five fiscal quarters through March 31, 2021, our total daily operational costs, including vessel operating expenses, technical and commercial management fees plus allocable general and administrative expenses for our eco-efficient MR tankers averaged approximately $8,225 per vessel. This is a result of our fleet profile, our experienced technical and commercial managers as well as the hands-on approach and substantial equity ownership of our management team. Moreover, a constant focus on operational improvements is a key component of our corporate culture. Our technical manager, ITM, manages over 50 tankers, including our vessels. Our technical and commercial management fees aggregate to approximately $760 per day per vessel, which is competitive within our industry. Our collaborative approach between our management team and our external managers creates a platform that we believe is able to deliver excellent operational results at competitive costs and positions us for further growth. Total daily operational costs is a non-U.S. GAAP measure. For a description of total daily operational costs and analysis of the components that make this measure, please see “Summary Financial Data—Non U.S. GAAP Measures.”

●	Well-Positioned to Capitalize on Improving Rates. We believe our current fleet is positioned to capitalize when spot and time charter rates improve. As of July 8, 2021, we had two tankers contracted under time charter and three under spot voyages. As of July 8, 2021, 21% of our fleet’s remaining available days in 2021 were contracted, exclusive of charterers’ options. For any additional tankers we may acquire, we expect to continue to employ our mixed chartering strategy.

●	Experienced Management Team. Our four senior officers, led by our Chairman and Chief Executive Officer, Mr. Eddie Valentis, have combined over 100 years of industry experience in shipping, including vessel ownership, acquisitions, divestitures, newbuildings, dry-dockings and vessel modifications, on-board operations, chartering, technical supervision, corporate management, legal/regulatory, accounting and finance.

Our Business Strategy

Our principal objective is to own, operate and grow our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the tanker sector. Our strategy to achieve this objective includes the following:

●	Maintain High Quality Fleet of Modern Tankers. We intend to maintain a high quality fleet that meets rigorous industry standards and our charterers’ requirements. We consider our fleet to be high quality based on the specifications to which our vessels were built and the reputation of each of the shipyards that built the vessels. We believe that our customers prefer the better reliability, fewer off-hire days and greater operating efficiency of modern, high quality vessels. Our MR tankers are all eco-efficient and eco-modified designed vessels which offer the benefits of lower bunker consumption and reduced emissions. In addition, we have been able to cost-effectively operate standard older MRs. We also intend to maintain the quality of our fleet through ITM’s comprehensive planned maintenance and preventive maintenance programs.

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●	Grow the Fleet Opportunistically. We plan to take advantage of what we believe to be attractive asset values in the product tanker sector to expand our fleet through acquisitions. We believe that demand for tankers will expand as trade routes for liquid cargoes continue to evolve to developed markets, such as those in the United States and Europe, and as changes in refinery production patterns in developing countries such as China and India, as well as in the Middle East, contribute to increases in the transportation of refined petroleum products. We believe that a diversified tanker fleet will enable us to serve our customers across the major tanker trade routes and to continue to develop a global presence. We have strong relationships with reputable owners, charterers, banks and shipyards, which we believe will assist us in identifying attractive vessel acquisition opportunities. We intend to focus primarily on the acquisition of IMO II and III class MR tankers of 10 years of age or less, which have been built in Tier 1 Asian shipyards and have modern bunker efficient designs given demands for lower bunker consumption and concerns about environmental emissions. We will also consider acquisitions of newbuild vessels (also called re-sales), which typically have lower operating costs, and of fleets of existing vessels when such acquisitions are accretive to stockholders or provide other strategic or operating advantages to us.

●	Optimize the Operating Efficiency of our Fleet. We evaluate each of our existing and future vessels regarding their operating efficiency, and if we believe it will advance the operation of our fleet and benefit our business, we may make vessel modifications to improve fuel consumption and meet stricter environmental standards. We will consider making such modifications when the vessels complete their charter contracts or undergo scheduled dry-docking, including installation of required of ballast water treatment systems, or with new acquisitions, at the time we acquire them. Among the modifications that we monitor and may make in the future to our vessels include: fitting devices that reduce main engine bunker consumption without reducing available power and speed; fitting devices that improve bunker combustion and therefore bunker consumption for auxiliary equipment; efficient electrical power generation and usage; minimizing hull and propeller frictional losses; systems that allow for optimized routing; and systems that allow for improved maintenance, performance monitoring and management. We refer to vessels that have one or more of these modifications as “eco-modified.” We have evaluated and successfully installed in vessels a variety of technologies and equipment that have resulted in operating efficiencies and lower emissions. For example, we completed modifications on Pyxis Malou during its first special survey that we believe has resulted in our attaining an attractive return on such capital investment in the first year of operation. In 2019, we installed a Ballast Water Treatment System (BWTS) during her second special survey in order to meet new environmental regulations. We will continue to build on our experience with these and other modifications and seek methods to efficiently improve the operational performance of our vessels while keeping costs competitive and meet full regulatory compliance and increasing environmental standards.

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●	Utilize Portfolio Approach for Commercial Employment. We expect to employ the vessels in our fleet under a mix of spot and time charters (with and without profit share), bareboat charters and pooling arrangements. We expect to diversify our charters by customer and staggered duration. In addition, any long-term time charters we enter into with a profit sharing component will offer us some protection when charter rates decrease, while allowing us to share in increased profits in the event rates improve. We believe that this portfolio approach to vessel employment is an integral part of risk management which will provide us a base of stable cash flows while providing us the optionality to take advantage of rising charter rates and market volatility in the spot market.

●	Preserve Strong Safety Record & Commitment to Customer Service and Support. Maritime and ITM have strong histories of complying with rigorous health, safety and environmental protection standards and have excellent vessel safety records. We intend to maintain these high standards in order to provide our customers with a high level of safety, customer service and support.

●	Maintain Financial Flexibility. We intend to maintain financial flexibility to selectively expand our fleet by targeting a balanced capital structure of debt and equity. As part of our risk management policies, we expect to enter into time charters for most of the vessels we acquire, which provide us predictable cash flows for the duration of the charter and attract lower-cost debt financing at more favorable terms. We believe this will allow us to build upon our strong commercial lending relationships and optimize our ability to access the public capital markets to respond opportunistically to changes in our industry and financial market conditions.

●	Support Good Environmental, Social & Governance Standards. We comply with all current vessel environmental regulations and continue to monitor and record vessel emissions and hazardous materials inventory. We emphasize operational safety and quality maintenance for all our vessels and crews. We try to ensure a productive work environment on board and on shore in order to meet all safety and health regulations, labor conditions and respect for human rights. Our outsourcing of technical, commercial and administrative management services to ITM and Maritime are critical to effectively achieve these objectives. Lastly, we are committed to good corporate governance standards as a fully compliant, publicly-listed company in the U.S.

For a description of the effect of seasonality on our business, please see “Item 3. Key Information – D. Risk Factors – Product tanker rates fluctuate based on seasonal variations in demand” in our 2020 Annual Report.

Management of Ship Operations, Administration and Safety

Our executive officers and secretary are employed by and their services are provided by Maritime.

Typically, Maritime and ITM enter into individual ship management agreements with our vessel-owning subsidiaries pursuant to which they provide us with:

●	commercial management services, which include obtaining employment, that is, the chartering, for our vessels and managing our relationships with charterers;

●	strategic management services, which include providing us with strategic guidance with respect to locating, purchasing, financing and selling vessels;

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●	technical management services, which include managing day-to-day vessel operations, performing general vessel maintenance, ensuring regulatory and classification society compliance, supervising the maintenance and general efficiency of vessels, arranging the hire of qualified officers and crew, arranging and supervising dry-docking and repairs, arranging insurance for vessels, purchasing stores, supplies, spares and new equipment for vessels, appointing supervisors and technical consultants and providing technical support; and

●	shoreside personnel who carry out the management functions described above.

Head Management Agreement and Ship Management Agreements with Maritime. Headquartered in Maroussi, Greece, Maritime was formed in May 2007 by our founder and Chief Executive Officer to take advantage of opportunities in the tanker sector. Maritime’s business employs or receives consulting services from 13 people in four departments: technical, operations, chartering and finance/accounting. We entered into a head management agreement with Maritime (the “Head Management Agreement”) pursuant to which they provide us and our vessels, among other things, with ship management services and administrative services. Under the Head Management Agreement, each vessel-owning subsidiary that owns a vessel in our fleet also enters into a separate ship management agreement with Maritime. Maritime provides us and our vessels with the following services: commercial, sale and purchase, provisions, insurance, bunkering, operations and maintenance, dry-docking and newbuilding construction supervision. Maritime also provides administrative services to us such as executive, financial, accounting and other administrative services. As part of its responsibilities, Maritime supervises the crewing and technical management performed by ITM for all our vessels. In return for such services, Maritime receives from us:

●	for each vessel while in operation a fee of $325 per day subject to annual inflationary adjustments, and for each vessel under construction, a fee of $450 per day, plus an additional daily fee, which is dependent on the seniority of the personnel, to cover the cost of the engineers employed to conduct the supervision (collectively the “Ship-Management Fees”);

●	1.00% of the purchase price of any sale and purchase transaction from the seller of the vessel;

●	1.25% of all chartering, hiring and freight revenue we receive that was procured by or through Maritime; and

●	a lump sum of approximately $1.6 million per annum for the administrative services it provides to us (the “Administration Fees”).

The Ship-Management Fees and the Administration Fees are subject to annual adjustments to take into account inflation in Greece or such other country where Maritime was headquartered during the preceding year. Effective January 1, 2020, the Ship-Management Fees and the Administration Fees were approximately $330 per day per ship and $1.6 million annually, respectively. In 2020 there was nominal deflation in Greece, so there was no scheduled increase in these fees for 2021. We believe these amounts payable to Maritime are very competitive to many of our U.S. publicly listed tanker competitors, especially given our relative size. We anticipate that once our fleet reaches 15 tankers, the fee that we pay to Maritime for its ship management services for vessels in operation will recognize a volume discount in an amount to be determined by the parties at that time.

The Head Management Agreement was automatically renewed on March 23, 2020 for a five-year period and may be terminated by either party on 90 days’ notice prior to March 23, 2025.

For more information on our Head Management Agreement and our ship management agreements with Maritime, please see “Business Overview – Management of Ship Operations, Administration and Safety – Head Management Agreement and Ship Management Agreements with Maritime” in our 2020 Annual Report.

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Ship Management Agreements with ITM. We outsource the day-to-day technical management of our vessels to an unaffiliated third party, ITM, which has been certified for ISO 9001:2008 and ISO 14001:2004. Each vessel-owning subsidiary that owns a vessel in our fleet under a time or spot charter also typically enters into a separate ship management agreement with ITM. ITM is responsible for all technical management, including crewing, maintenance, repair, dry-dockings and maintaining required vetting approvals. In performing its services, ITM is responsible for operating a management system that complies, and ITM ensures that each vessel and its crew comply, with all applicable health, safety and environmental laws and regulations. In addition to reimbursement of actual vessel related operating costs, we also pay an annual fee to ITM which in 2020 was $155,000 per vessel (equivalent to approximately $425 per day) and will remain the same for 2021. This fee is reduced to the extent any vessel ITM manages is not fully operational for a time, which is also referred to as any period of “lay-up.”

Each ship management agreement with ITM continues by its terms until it is terminated by either party. The ship management agreements can be cancelled by us for any reason at any time upon three months’ advance notice, but neither party can cancel the agreement, other than for specified reasons, until 18 months after the initial effective date of the ship management agreement. We have the right to terminate the ship management agreement for a specific vessel upon 60 days’ notice if in our reasonable opinion ITM fails to manage the vessel in accordance with sound ship management practice. ITM can cancel the ship management agreement if it has not received payment it requests within 60 days. Each ship management agreement will be terminated if the relevant vessel is sold (other than to our affiliates), becomes a total loss, becomes a constructive, compromised or arranged total loss or is requisitioned for hire.

Insurance. We are obligated to keep insurance for each of our vessels, including hull and machinery insurance and protection and indemnity insurance (including pollution risks and crew insurances), and we must ensure each vessel carries a certificate of financial responsibility as required. We are responsible to ensure that all premiums are paid. Please see Item 4 of our 2020 Annual Report in the section titled “Information on the Company – B. Business Overview.– Risk Management and Insurance”

Competition

We operate in international markets that are highly competitive. As a general matter, competition is based primarily on the supply and demand of commodities and the number of vessels operating at any given time. We compete for charters, in particular, on the basis of price and vessel location, size, age and condition, as well as the acceptability of the vessel’s operator to the charterer and on our reputation. We will arrange charters for our vessels typically through the use of brokers, who negotiate the terms of the charters based on market conditions. Competition arises primarily from other product tanker owners, including major oil companies as well as independent tanker companies, some of which have substantially greater financial and other resources than we do. Although we believe that no single competitor has a dominant position in the markets in which we compete, the trend towards consolidation in the industry is creating an increasing number of global enterprises capable of competing in multiple markets, which will likely result in greater competition to us. Our competitors may be better positioned to devote greater resources to the development, promotion and employment of their businesses than we are. Ownership of product tankers is highly fragmented and is divided among publicly listed companies, state-controlled owners and independent shipowners, some of which also have other types of tankers or vessels that carry diverse cargoes. Several of our publicly listed competitors include Scorpio Tankers Inc., Ardmore Shipping Corporation, Diamond S Shipping Inc., International Seaways Inc. and Top Ships Inc.

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Recent Developments

Delivery of Pyxis Karteria

We took delivery of the Pyxis Karteria, a medium range product tanker of 46,652 dwt built in 2013 at Hyundai Mipo shipyard in South Korea pursuant to the previously announced transaction on April 29, 2021. The purchase was funded by a combination of cash and a $13.5 million bank loan that matures in seven years and is secured by the vessel. It is anticipated that the vessel will be chartered in the spot market over the short term.

Nasdaq Deficiency Letter

On June 16, 2021, we received a notification letter from Nasdaq, stating that, for a period of 30 consecutive business days, our Common Shares closed below the minimum bid price of $1.00 per share, as required for continued listing on Nasdaq (the “Minimum Bid Price Requirement”). We have until December 13, 2021 (the “Compliance Period”) to regain compliance with the Minimum Bid Price Requirement.

Amendment No. 3 to Amended and Restated Promissory Note and Conversion of Principal

On May 27, 2021, we entered into Amendment No. 3 to the Amended and Restated Promissory Note, entered into on December 29, 2017, between the Company and Maritime Investors Corp. (the “Promissory Note”) to amend the dates of repayment of the principal amount of $5,000,000 due under the Promissory Note (the “Amendment”). In connection with the Amendment, effective June 17, 2021 $1,000,000 of principal outstanding under the Promissory Note was converted into 1,091,062 restricted shares of Common Shares, $1,000,000 of principal was repaid and the interest rate on the remaining $3,000,000 was reduced to 7.5% per annum and is payable in cash on a quarterly basis. The Promissory Note matures on April 1, 2023.

Vessel Acquisition

On April 29, 2021, we announced that we have entered into a definitive agreement with an unaffiliated third party to purchase a medium range product tanker of 46,652 dwt built in 2013 at Hyundai Mipo shipyard in South Korea. The purchase price is $20 million.

Vista Bank Loan

On July 9, 2021, we signed a loan agreement for the acquisition of the aforementioned vessel with Vista Bank (Romania) S.A. to provide a $13.5 million secured loan which is repayable over seven years. The facility is priced at Libor plus 4.8%. We have posted a $3 million deposit for the acquisition and will use available cash and proceeds from the loan agreement to fund the balance of the vessel purchase price and associated working capital. The $13.5 million was drawn on July 13, 2021.

Amendment to Loan Agreement

On June 25, 2021, Seventhone Corp., the owner of the Pyxis Theta, entered into an amendment to the Loan Agreement dated July 8, 2020 by and between Alpha Bank S.A., as lender, and Seventhone Corp., as borrower (the “Amendment”) to update the terms of the representations and warranties of the Borrower in regards to beneficial ownership of the shares of the Company.

Dividend Payment

During April to June 2021, the Company paid monthly cash dividends of $0.1615 per share on its outstanding Series A Preferred Shares. Similarly, on July 2, 2021, the board of directors of Pyxis declared a monthly dividend of $0.1615 per share, for the month of July, 2021. The cash dividend will be payable on July 20, 2021, to holders of record as of July 13, 2021. For the four month period, the dividend payments will aggregate $91,208 (the “April through July Dividends”).

Corporate Information

Our legal and commercial name is Pyxis Tankers Inc. We are an international maritime transportation holding company that was incorporated under the laws of the Marshall Islands Business Corporations Act (the “BCA”) on March 23, 2015, and we maintain our principal place of business at the offices of our ship manager, Maritime, at 59 K. Karamanli, Maroussi 15125, Athens, Greece. Our telephone number at that address is +30 210 638 0200. Our registered agent in the Marshall Islands is The Trust Company of the Marshall Islands, Inc. located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our website is www.pyxistankers.com. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s internet site is www.sec.gov. None of the information contained on those websites is incorporated into or forms a part of this prospectus supplement.

As of July 8, 2021, we owned the vessels in our current fleet through five separate wholly-owned subsidiaries that are incorporated in the Marshall Islands and Malta. We acquired the vessel-owning subsidiaries in respect of these vessels from affiliates of our founder and Chief Executive Officer in connection with our merger with LookSmart in October 2015. Pursuant to the merger, LookSmart merged with and into Maritime Technologies Corp. and we commenced trading on Nasdaq under the symbol “PXS”. As part of the merger transactions, LookSmart transferred all of its then existing business, assets and liabilities to its wholly-owned subsidiary, which was spun off to the LookSmart stockholders.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. See “Description of the Securities We Are Offering - Series A Convertible Preferred Shares” and “Underwriting.”

Issuer	Pyxis Tankers Inc., a Marshall Islands corporation.

Securities Offered	308,487 shares of 7.75% Series A Preferred Shares, liquidation preference $25.00 per share. The shares of Series A Preferred Shares offered by this prospectus supplement will form a single series with, and will have the same terms as, the 141,186 currently outstanding shares of Series A Preferred Shares. Following the closing of this offering there will be 449,673 shares of Series A Preferred Shares outstanding.

Securities Issued and Outstanding Prior to this Offering	As of July 8, 2021, we had 38,316,854 shares of Common Shares issued and outstanding, 1,590,540 warrants to purchase Common Shares issued and outstanding, and 141,186 shares of Series A Preferred Shares issued and outstanding.

Offering Price	$20.00 per share of Series A Preferred Shares.

Liquidation Preference of Series A Preferred Shares	If we liquidate, dissolve or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Shares or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares. The rights of holders of Series A Preferred Shares to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital shares ranking in parity with the Series A Preferred Shares as to liquidation.

Change of Control

In the case of a “change of control” that is pre-approved by the Board, holders of Series A Preferred Shares have the option to (i) demand that the Company redeem the Series A Preferred Shares at (a) $26.63 per Series A Preferred Share prior to and not including October 13, 2021, (b) $25.81 per Series A Preferred Share on or after October 13, 2021 until and not including October 13, 2022 and (c) $25.00 on or after October 13, 2022, or (ii) continue to hold the Series A Preferred Shares.

“Change of Control” means that (i) Mr. Valentios Valentis and his affiliates cease to own at least 20% of the voting securities of the Company, or (ii) a person or group acquires at least 50% voting control of the Company, and in the case of each of either (i) or (ii), neither the Company nor any surviving entity has its common stock listed on a recognized U.S. exchange.

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Dividends on Series A Preferred Shares

Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board, cumulative cash dividends payable monthly in an amount per Series A Preferred Share equal to $1.9375 per share each year, which is equivalent to 7.75% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending August 31, 2021. To the extent declared by our Board, dividends will be payable not later than twenty (20) days after the end of each calendar month, starting on August 20, 2021. Dividends on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board.

If the Company fails to make a cash dividend payment with respect to eighteen (18) or more consecutive or non-consecutive monthly dividends, the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our Board until the next annual meeting of shareholders following the date on which all dividends that are owed have been paid.

Optional Conversion by the Holder	Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into Common Shares at any time at the option of the holder at a Conversion Price of $1.40 per share, which initially equals 17.86 Common Shares for each share of Series A Preferred Shares so converted, subject to adjustment for: (i) the payment of stock dividends or other distributions payable in Common Shares on any class or series of our capital stock; (ii) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the market price per common share; (iii) subdivisions, combinations and reclassifications of Common Shares; and (iv) distributions to all holders of Common Shares of any shares of stock (excluding Common Shares) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash). This prospectus supplement also relates to the offering of the Common Shares issuable upon exercise of the Series A Preferred Shares.

Automatic Conversion upon Market Trigger	At our option, we may cause the Series A Preferred Shares, plus accrued and unpaid dividends, to be automatically converted, in whole or in part, on a pro rata basis into Common Shares at the Conversion Price if the trading price of the Common Shares equals or exceeds $2.38 (170% of the Conversion Price) for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion (such event, the “Market Trigger”).

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Call Feature of Series A Preferred Shares	Beginning on October 13, 2023, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Ranking	The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Shares and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;

●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and

●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions, unless the holders of at least 66.67% of the then outstanding Series A Preferred Shares consent to the same.

Voting Rights

The Series A Preferred Shares will not vote with the Common Shares, however, if dividends on the Series A Preferred Shares are in arrears for eighteen (18) or more consecutive or non-consecutive monthly dividends, the holders of the Series A Preferred Shares, voting as a single class, shall be entitled to vote for the election of one additional director to serve on the Board until the next annual meeting of shareholders following the date on which all dividends that are owed and are in arrears have been paid.

In addition, unless we have received the affirmative vote or consent of the holders of at least 66.67% of the then outstanding Series A Preferred Shares, voting as a single class, we may not create or issue any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions.

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Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $5,564,758, based on a public offering price of $20.00 per share of Series A Preferred Shares and after deducting assumed underwriting discounts and commissions and estimated offering expenses.

We expect to use the net proceeds of this offering for general corporate purposes, including working capital and potential vessel acquisitions. Please see “Use of Proceeds.”

Listing	Our Common Shares are currently listed on Nasdaq under the symbol “PXS”, and the Series A Preferred Shares are also listed on Nasdaq under the symbol “PXSAP”. No assurance can be given that a liquid or active trading market for the Series A Preferred Shares will be sustained.

Risk Factors	An investment in our securities involves significant risks. You should carefully consider all of the information in this prospectus prior to investing in our securities. In particular, we urge you to carefully consider the risk factors set out in “Risk Factors” beginning on page S-16 of this prospectus supplement, and “Item 3. Key Information – D. Risk Factors” in our 2020 Annual Report.

Lock-Up Provision	Subject to certain exceptions, we, all of our executive officers and directors, and certain affiliates have entered into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the underwriter, offer, sell, contract to sell or otherwise dispose of or hedge any securities of the Company. These restrictions will be in effect for a period of 60 days after the date of the closing of this offering.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Shares is VStock Transfer, LLC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus supplement pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business and making acquisitions, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “potential”, “may,” “should” and similar expressions are forward-looking statements. All statements in this prospectus supplement that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as our future operating or financial results, global and regional economic and political conditions, including piracy, pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs, competition in the product tanker industry, statements about shipping market trends, including charter rates and factors affecting supply and demand, our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market and our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section of this prospectus supplement entitled “Risk Factors” as well as in “Item 3. Key Information – D. Risk Factors” section of our 2020 Annual Report. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions and compliance, including environmental and securities matters, taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	our future operating or financial results;

●	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;

●	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

●	our ability to successfully employ our vessels, including under time charters;

●	changes in our operating expenses, including bunker fuel prices, dry docking costs, general and administrative expenses and insurance costs, including adequacy of coverage;

●	our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

●	planned, pending or recent acquisitions and divestitures, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;

●	vessel breakdowns and instances of off-hire;

●	potential claims or liability from future litigation, government inquiries and investigations and potential costs due to environmental damage and vessel collisions;

●	the arrest or detention of our vessels by maritime claimants or governmental authorities;

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●	any disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;

●	general product tanker shipping market trends, including fluctuations in charter hire rates and vessel values and their useful lives;

●	changes in supply and demand in the product tanker shipping industry, including the market for our vessels and the number of new buildings under construction;

●	the strength of world and regional economies;

●	stability of Europe and the Euro;

●	disruption of world trade due to rising protectionism, breakdown of multilateral trade agreements, acts of piracy, terrorism, political events, public health threats, international hostilities and instability;

●	fluctuations in interest rates, including the impact on our debt of the discontinuance of the London Interbank Offered Rate, or LIBOR, after 2021, and foreign exchange rates;

●	changes in seaborne and other transportation;

●	business disruptions due to natural disasters and health catastrophes, such as the outbreak of Coronavirus (“COVID-19”);

●	the length and severity of epidemics and pandemics, including the going global outbreak of COVID-19 and its impact on the demand for seaborne transportation in the tanker sector;

●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

●	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;

●	general domestic and international political conditions; the length and number of off-hire periods and dependence on key employees and third-party managers; and

●	other factors discussed under “Risk Factors” in this prospectus and in “Item 3. Key Information – D. Risk Factors” in this prospectus supplement, and please see the Company’s other filings with the Commission for a more complete discussion of certain of these and other risks and uncertainties.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

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RISK FACTORS

Investing in our Series A Preferred Shares involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in the 2020 Annual Report, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

Risks Related to the Series A Preferred Shares and this Offering

We may not be able to generate sufficient cash to service our obligations, including our obligations under the Series A Preferred Shares.

Our ability to make dividend payments on any outstanding shares of preferred stock, including the Series A Preferred Shares and any other preferred shares that we may issue in the future, and outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the liquidation preference and dividends on our preferred stock, including the Series A Preferred Shares, as well as principal and interest on our outstanding indebtedness. Please also see the risk factor in our 2020 Annual Report titled “We recently had a working capital deficit and may not be able to fund our ongoing operations.”

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares. The terms of the Series A Preferred Shares do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Shares. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Shares as long as holders of at least 66.67% of the then outstanding Series A Preferred Shares affirmatively vote or consent thereto. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Shares, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Shares, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Shares in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Shares.

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Our ability to meet our obligations under the Series A Preferred Shares depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series A Preferred Shares, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments and other distributions to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

An active and liquid market for the Series A Preferred Shares may not be sustained.

As of the date of this prospectus supplement, the Series A Preferred Shares are listed on Nasdaq. We cannot provide any assurances about the sustainability of an active trading market, the liquidity of any trading market that may develop, the ability of holders to sell their Series A Preferred Shares in a timely manner or at all, or the price at which the holders might be able to sell their Series A Preferred Shares.

If an active and liquid trading market does develop for the Series A Preferred Shares, the future trading prices will depend on many factors, including:

●	prevailing dividend rates being paid by other companies similar to us;

●	the market for preferred shares similar to the Series A Preferred Shares;

●	the trading price of our Common Shares;

●	the total amount owed by us under our outstanding indebtedness and preferred stock, which could be affected by our future incurrence of additional debt or issuances of preferred stock;

●	our financial condition, results of operations and prospects;

●	general economic conditions in our markets; and

●	the overall condition of the financial markets, including changes in interest rates, many of which have experienced substantial turbulence from time to time over the last several years.

Holders of the Series A Preferred Shares will have no rights as a common shareholder until such holders convert their Series A Preferred Shares and acquire our Common Shares.

Until you acquire Common Shares upon conversion of your Series A Preferred Shares, you will have no rights with respect to the Common Shares underlying or issuable upon conversion of such securities. Upon conversion of your Series A Preferred Shares, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise or conversion date.

Management will have broad discretion in the use of net proceeds from this offering and may use the net proceeds in ways with which you may disagree.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion in the application of the net proceeds and may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our securities to decline.

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Future issuances of preferred stock, including future issuances of shares of Series A Preferred Shares, may reduce the value of the Series A Preferred Shares.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including additional shares of Series A Preferred Shares, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to below (with respect to issuances of new series of preferred stock), senior to the Series A Preferred Shares offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Preferred Shares, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Shares, could dilute the interests of the holders of Series A Preferred Shares offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Shares would not only dilute the interests of the holders of Series A Preferred Shares offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Shares.

Market interest rates may materially and adversely affect the value of the Series A Preferred Shares.

One of the factors that influences the price of the Series A Preferred Shares is the dividend yield on the Series A Preferred Shares (as a percentage of the market price of the Series A Preferred Shares) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Shares to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Shares to materially decrease, assuming a market is established of which there are no assurances.

Holders of the Series A Convertible Preferred Shares may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Shares may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have any accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Shares to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Shares with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Shares might decline.

S-18

The Series A Preferred Shares represents perpetual equity interests in us, and investors should not expect us to redeem or convert the Series A Preferred Shares on the date the Series A Preferred Shares becomes redeemable or convertible by us or on any particular date afterwards.

The Series A Preferred Shares represents perpetual equity interests in us, and it has no maturity or mandatory redemption except upon a Change of Control, and is not redeemable at the option of investors under any other circumstances. As a result, the Series A Preferred Shares will not give rise to a claim for payment of any amount at a particular date. As a result, holders of the Series A Preferred Shares may be required to bear the financial risks of an investment in the Series A Preferred Shares for an indefinite period of time unless the holder chooses to voluntarily convert the shares of Series A Preferred Shares into shares of our common stock.

A holder of Series A Preferred Shares has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Shares are limited. Our shares of Common Shares are the only class of our securities that carry full voting rights. Holders of the shares of Series A Preferred Shares do not have any voting right other than as set forth below in the next two sentences or unless dividends on the Series A Preferred Shares are in arrears for each of 18 or more consecutive monthly periods, in which case the holders of the Series A Preferred Shares will be entitled to vote as a separate class for the election of one additional director to serve on the Board until all dividends that are owed have been paid. Holders of shares of Series A Preferred Shares, voting as a class, are also entitled to vote if we should seek to issue or create any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions, in which event the consent of holders of at least two thirds of the then outstanding Series A Preferred Shares is required. The consent of the holders of a majority of the Series A Preferred Shares, voting as a class, is required if we were to seek to adopt any amendment to our articles of incorporation or bylaws that would materially affect existing terms of the Series A Preferred Shares, or increase the number of authorized shares of that series or if we seek to create a series or class which ranks pari passu with the Series A Preferred Shares. Other than these limited circumstances and except to the extent required by law, holders of Series A Preferred Shares do not have any voting rights.

We may redeem the Series A Preferred Shares at our option, we will be required to redeem the Series A Preferred Shares upon a Change of Control and we may convert shares of Series A Preferred Shares upon a Market Trigger into shares of our Common Shares. In the event of any of these occurrences, you may not receive dividends that you anticipate.

On or after October 13, 2023 we may, at our option, redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time. In addition, upon the occurrence of a Change of Control, we are required to redeem any or all of the shares of Series A Preferred Shares at a redemption price of $25.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Furthermore, upon a Market Trigger, we may convert all or any portion of those shares of Series A Preferred Shares into shares of our Common Shares. We may have an incentive to redeem or convert the Series A Preferred Shares voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series A Preferred Shares. If we redeem or convert the Series A Preferred Shares, then from and after the redemption date or conversion date, as applicable, dividends will cease to accrue on shares of Series A Preferred Shares, the shares of Series A Preferred Shares shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, including the rights to receive dividend payments.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5,564,758 after deducting assumed underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds of this offering for general corporate purposes, including working capital and potential vessel acquisitions.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of Series A Preferred Shares. The following summary of the terms and provisions of the Series A Preferred Shares does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and the form of Certificate of Designation establishing the Series A Preferred Shares, each of which is incorporated by reference herein. You are strongly encouraged to read the Certificate of Designations because it, and not this description, defines your rights as a holder of shares of Series A Preferred Shares. See “Where You Can Find Additional Information.”

Series A Preferred Shares

Authorization. As of the date of this prospectus supplement and prior to the issuance of any shares in this offering, there were 200,000 Series A Preferred Shares issued, of which 141,186 were outstanding. Upon completion of this offering, there will be 1,000,000 Series A Preferred Shares authorized and 449,673 Series A Preferred Shares outstanding.

Dividends. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board, cumulative cash dividends payable monthly in an amount per Series A Preferred Share equal to $1.9375 per share each year, which is equivalent to 7.75% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending August 31, 2021 To the extent declared by our Board, dividends will be payable not later than twenty (20) days after the end of each calendar month, starting on August 20, 2021. Dividends on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board.

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Right to Elect One Director Upon Nonpayment. If the Company fails to make a cash dividend payment with respect to eighteen (18) or more consecutive or non-consecutive monthly dividends (a “Dividend Nonpayment”), the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our Board until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board shall, at the next meeting of the Board, be increased by one and holders of Series A Preferred Shares, voting together as a single class, shall be entitled, at our next annual meeting of shareholders called for the election of directors or at a special meeting of shareholders called by the Board, to vote for the election of one additional member of the Board (the “Preferred Shares Director”); provided that (i) any Preferred Shares Director shall be reasonably acceptable to the Board and the Nominating and Corporate Governance Committee thereof, acting in good faith, (ii) the election of any such Preferred Shares Director will not cause the Company to violate the corporate governance requirements of Nasdaq, including the rules and regulations applicable to “foreign private issuers” (or any other exchange or automated quotation system on which our securities may be listed or quoted), and (iii) that such Preferred Shares Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 50% of the outstanding Series A Preferred Shares may request that the Board call a special meeting of shareholders to elect such Preferred Shares Director; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Shares Director shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Shares Director shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect a Preferred Shares Director, the holders of record of at least one-third of the then outstanding Series A Preferred Shares, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such Series A Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Shares Director. If and when all accumulated and unpaid dividends on Series A Preferred Shares have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of a subsequent Dividend Nonpayment. If such voting rights for the holders shall have terminated, the term of office of the Preferred Shares Director so elected shall terminate at the next annual meeting of shareholders following the date of the Nonpayment Remedy or his or her earlier death, resignation or removal and the authorized number of directors on the Board shall automatically decrease by one. The Preferred Share Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding Series A Preferred Shares then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of the Preferred Share Director after a Dividend Nonpayment) may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series A Preferred Shares then outstanding when they have the voting rights described above.provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board and the Nominating and Corporate Governance Committee thereof, acting in good faith, (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq, including the rules and regulations applicable to “foreign private issuers” (or any other exchange or automated quotation system on which our securities may be listed or quoted), and (iii) that such Preferred Share Director may not be subject to a Disqualifying Event, except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). The Preferred Share Director shall be entitled to one vote on any matter that shall come before the Board for a vote.

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Voting Rights. In addition to the voting rights discussed above, so long as any Series A Preferred Shares are outstanding and remain unredeemed, the Company may not, without the vote or consent of the holders of a majority of the Series A Preferred Shares: (i) engage in a merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series A Preferred Shares, unless Series A Preferred Shares are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series A Preferred Shares; (ii) amend our Articles of Incorporation or the Certificate of Designation establishing the Series A Preferred Shares to materially and adversely affect the rights, preferences or voting power of Series A Preferred Shares; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series A Preferred Shares have not been paid in full in cash.

Call Feature. Beginning October 13, 2023, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Liquidation Preference of Series A Preferred Shares. If we liquidate, dissolve or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Shares or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares. The rights of holders of Series A Preferred Shares to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A Preferred Shares as to liquidation.

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Conversion at Option of Holder. Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into Common Shares at a Conversion Price of $1.40 per common share, which initially equals 17.86 Common Shares, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.

Anti-Dilution Provisions. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in Common Shares on any class or series of our capital stock; (ii) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the market price per common share; (iii) subdivisions, combinations and reclassifications of Common Shares; and (iv) distributions to all holders of Common Shares of any shares of stock (excluding Common Shares) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash). For the avoidance of doubt, the Conversion Price will not be adjusted for any issuances of equity securities and equity-linked securities, for any issuances of securities in connection with employee stock incentive programs or shares issued under the Amended and Restated Promissory Note.

Market Trigger Conversion. We, at our option, may cause the Series A Preferred Shares, together with accrued but unpaid dividends, to be converted, which we refer to as a “Market Trigger Conversion,” in whole or in part, on a pro rata basis, into fully paid and nonassessable Common Shares at the Conversion Price if the trading price of the Common Shares shall have equaled or exceeded 170% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the Market Trigger Conversion Date which is defined below.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If we fail to deliver to a holder a certificate representing shares issuable upon the valid conversion of such holder’s Series A Preferred Shares or fail to credit such holder’s balance account with the Depository Trust Company with such shares, as applicable, by the earlier of (i) two trading days and (ii) the number of trading days comprising the Standard Settlement Period after the applicable conversion date (the “Share Delivery Date”) (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by such holder of the shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date, then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Common Shares that the Company was required to deliver to the holder in connection with the conversion at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed; provided, however, that such holder provides reasonable evidence of the date and time of such sell order and such sell order occurred after the date on which we were obligated to deliver such Common Shares and prior to the delivery of the Common Shares related to such conversion, and (B) at the option of the holder, either reissue (if surrendered) the Series A Preferred Shares equal to the number of Series A Preferred Shares submitted for conversion or deliver to the holder the number of Common Shares that would have been issued if we had timely complied with our delivery requirements.

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Change of Control. If we undergo a “Change of Control” (as defined below) that was pre-approved by the Company’s Board, holders of Series A Preferred Shares have the option to (i) demand that the Company redeem the Series A Preferred Shares at (a) $26.63 per Series A Preferred Share prior to and not including October 13, 2021, (b) $25.81 per Series A Preferred Share on or after October 13, 2021 until and not including October 13, 2022, and (c) $25.00 on or after October 13, 2022, or (ii) continue to hold the Series A Preferred Shares.

“Change of Control” means that (i) Mr. Valentios Valentis and his affiliates cease to own at least 20% of the voting securities of the Company, or (ii) a person or group acquires at least 50% voting control of the Company, and in the case of each of either (i) or (ii), neither the Company nor any surviving entity has its common stock listed on a recognized U.S. exchange.

Ranking. The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Shares and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;

●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and

●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions, unless the holders of at least 66.67% of the then outstanding Series A Preferred Shares consent to the same.

Exchange Listing. As of the date of this prospectus supplement, the Series A Preferred Shares are listed on Nasdaq under the symbol “PXSAP.” We cannot provide any assurance that a liquid or active trading market for the Series A Preferred Shares will be sustained.

Transfer and Dividend Paying Agent. V Stock Transfer, LLC acts as the transfer and dividend payment agent and registrar in respect of the Company’s common shares and Series A Preferred Shares.

Representative’s Warrants

Please see “Underwriting – Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative of the underwriter in this offering, subject to completion of the offering.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2021:

●	On an actual basis;

●	On an adjusted basis to give effect to the following:

●	The scheduled loan principal repayments to Alpha Bank of $300,000 on April 7, 2021 and $300,000 on June 30, 2021;

●	The scheduled loan principal repayment of $560,000, in aggregate, to Amsterdam Trade Bank, N.V. (“ATB”) on May 27, 2021;

●	The April through July Dividends;

●	The principal repayment of $1,000,000 and the conversion of $1,000,000 of principal into 1,091,062 restricted Common Shares of the Company, under the Promissory Note;

●	$13.5 million secured loan with Vista Bank (Romania) S.A. which was drawn by the Company on July 13, 2021 and reduced by $275,000 of deferred financing fees on the loan; and

●	The issuance on April 2, 2021, of 47,827 restricted Common Shares of the Company to settle $55,479 of quarterly interest paid to Maritime Investors Corp. under the Promissory Note; and

●	On a further adjusted basis to give effect to this offering and the application of the net proceeds therefrom.

There have been no other significant adjustments to our capitalization since March 31, 2021. You should read this table in conjunction with information contained in “Use of Proceeds” and the Q1 2021 6-K (as defined below), which has been incorporated by reference to this prospectus supplement, including the exhibits thereto, which contain our unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2021 and 2020 and the associated Management’s Discussion and Analysis of Financial Condition and Results of Operations. All figures presented below are expressed in USD thousands except common shares outstanding.

All figures are expressed in USD thousands except common shares outstanding	Actual(1) (Mar 31, 2021) ($)	As Adjusted(2) ($)	As Further Adjusted ($)

Long-term debt (current and non-current)	45,878	57,943	57,943
Promissory Note	5,000	3,000	3,000
Total long-term debt	50,878	60,943	60,943

Common stock	37	38	38
7.75% Series A Preferred Stock	—	—	—
Additional paid-in capital	103,079	104,133	109,697
Accumulated deficit	(52,240)	(52,331)	(52,331)
Total stockholders’ equity	50,876	51,840	57,404

Total capitalization	101,754	112,783	118,347

Common Shares Outstanding	37,177,965	38,316,854	38,316,854

(1) Long-term debt is net of deferred financing fees of $552,000.

(2) Long-term debt is net of deferred financing fees of $827,000.

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TAXATION

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. Holders” and “non-U.S. Holders” (each as defined below) with respect to the purchase, ownership, sale, conversion, exchange or disposition of the Series A Preferred Shares offered under this prospectus supplement. This discussion only applies to purchasers who purchase Series A Preferred Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series A Preferred Shares in light of its particular circumstances.

This discussion is based upon provisions of the Code, the Treasury Regulations, promulgated thereunder and rulings and judicial decisions all as of the date hereof, and all of which may change, perhaps retroactively, potentially resulting in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Shares in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series A Preferred Shares who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series A Preferred Shares as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax or the “base erosion and anti-avoidance” tax, a person required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement”, an insurance company, former U.S. citizens or former long-term U.S. residents aliens, persons who own, directly or constructively, 10% or more of our equity).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Shares, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Shares, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series A Preferred Shares.

You should consult your own independent tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series A Preferred Shares by “U.S. Holders.” You are a “U.S. Holder” if you are a beneficial owner of Series A Preferred Shares and you are for U.S. federal income tax purposes;

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General.

Subject to the discussion below of the rules applicable to passive foreign investment companies, or PFICs, any distributions to a U.S. Holder made by us with respect to the Series A Preferred Shares or the Common Shares, as applicable, generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its Series A Preferred Shares the or Common Shares, as applicable, and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from Pyxis because Pyxis is not a U.S. corporation. Dividends received with respect to the Series A Preferred Shares or the Common Shares, as applicable, generally will be treated as non-U.S. source “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.

Dividends paid on Series A Preferred Shares or the Common Shares, as applicable, to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) the Series A Preferred Shares or the Common Shares, as applicable, is readily tradable on an established securities market in the United States (such as the Nasdaq, on which the Series A Preferred Shares are expected to be listed and on which the Common Shares are listed); (2) the Company is not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see discussion below); and (3) the U.S. Individual Holder has owned the Series A Preferred Shares or the Common Shares, as applicable, for more than 60 days in the 121-day period beginning 60 days before the date on which it becomes ex-dividend.

Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.

Special rules may apply to any amounts received in respect of the Series A Preferred Shares or the Common Shares, as applicable, that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a Series A Preferred Shares or the Common Shares, as applicable, that is equal to or in excess of 5% of the holder’s adjusted tax basis (or fair market value upon such holder’s election). In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of the holder’s adjusted tax basis (or fair market value).

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Adjustments to Conversion Rate

The conversion rate of the Series A Preferred Shares is subject to adjustment under certain circumstances, as described under “Description of the Securities We are Offering—Series A Preferred Share—Anti-Dilution Provisions.” In the event of an adjustment to the conversion rate of the Series A Preferred Shares as a result of taxable dividends to holders of our common shares or certain other events, U.S. Holders of the notes may be treated as having received a constructive distribution for U.S. federal income tax purposes. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder’s proportionate interest in our assets or earnings and profits could be treated as a constructive distribution. Subject to the passive foreign investment company rules described below, any such constructive distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits. As a result, U.S. Holders could have taxable income as a result of an event pursuant to which no cash or property is received. It is not entirely clear whether any such constructive dividend will be eligible for the reduced tax rate available to certain non-corporate U.S. Holders with respect to “qualified dividend income” as discussed above under “—Distributions in General.”

Sale, Exchange (Other than Conversion), or Other Disposition of Series A Preferred Shares or Common Shares.

Subject to the discussion below of the rules applicable to PFICs, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange (other than a conversion discussed below) or other disposition of the Series A Preferred Shares or the Common Shares, as applicable, in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such stock. The U.S. Holder’s initial tax basis in its Series A Preferred Shares generally will be the U.S. Holder’s purchase price for the stock and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital. The U.S. Holder’s tax basis in the Common Shares received upon a conversion of the Series A Preferred Shares is discussed below under “—Conversion of the Series A Preferred Shares”. Any gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Non-corporate U.S. Holders may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S.-source income or loss, as applicable, for United States foreign tax credit purposes.

A redemption of the Series A Preferred Shares or the Common Shares, as applicable, by the Company will generally be treated as a sale of such stock for U.S. federal income tax purposes, the U.S. federal income tax consequences of which is described in the preceding paragraph.

Conversion of the Series A Preferred Shares

Upon presenting a Series A Preferred Share for conversion, a U.S. Holder shall receive Common Shares. It is not expected that a purchaser will receive any cash-in-lieu of fractional shares received upon the conversion of Series A Preferred Shares.

The U.S. Holder generally should not recognize any income, gain or loss upon conversion of Series A Preferred Shares into Common Shares. The U.S. Holder’s tax basis in the Common Shares received on conversion of Series A Preferred Shares will be the same as such U.S. Holder’s adjusted tax basis in the Series A Preferred Shares at the time of conversion, and the holding period for the Common Shares received on conversion will generally include the holding period of the Series A Preferred Shares converted.

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Consequences of Owning Shares in a passive foreign investment company, or “PFIC.”

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock, or is treated as holding stock by application of certain attribution rules (for instance, treating options or warrants as stock), in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our Series A Preferred Shares or Common Shares, either:

●	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

●	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services should not constitute passive income. By contrast, rental income, which includes bareboat hire, would generally constitute “passive income” unless we are treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we are or have been a PFIC during our 2020 taxable year, nor do we expect to become a PFIC with respect to our 2021 taxable year or any future taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, we believe that such income does not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the Internal Revenue Service or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner so as to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder of our Series A Preferred Shares makes an election to treat us as a “Qualified Electing Fund,” which election is referred to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder of our Series A Preferred Shares should be able to make a “mark-to-market” election with respect to the Series A Preferred Shares, as discussed below. In addition, if we were to be treated as a PFIC, a U.S. Holder would be required to file an IRS Form 8621 with respect to such holder’s Series A Preferred Shares.

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Taxation of U.S. Holders Making a Timely QEF Election.

If a U.S. Holder makes a timely QEF election (or an “Electing Holder”), then, for United States federal income tax purposes, such Electing Holder must report as income for its taxable year its pro rata share of Pyxis’s ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which such Electing Holder is reporting, regardless of whether or not the Electing Holder received distributions from Pyxis in that year. The Electing Holder’s adjusted tax basis in the Series A Preferred Shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in the Series A Preferred Shares and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of the Series A Preferred Shares. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. We will provide each U.S. Holder with the information necessary to make the QEF election described above, although there can be no assurances that we will be able to provide such information annually.

Taxation of U.S. Holders Making a Mark-to-Market Election.

Alternatively, if, as we anticipate, the Series A Preferred Shares are treated as “marketable stock,” a U.S. Holder would be permitted to make an election to mark-to-market its Series A Preferred Shares (the “Mark-to-Market Election”), provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the Series A Preferred Shares at the end of the taxable year over such holder’s adjusted tax basis in the Series A Preferred Shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the Series A Preferred Shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its Series A Preferred Shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of Series A Preferred Shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the Series A Preferred Shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.

A U.S. Holder that does not make either a QEF election or a Mark-to-Market Election for that year (or a “Non-Electing Holder”) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Series A Preferred Shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the Series A Preferred Shares), and (2) any gain realized on the sale, exchange or other disposition of the Series A Preferred Shares. Under these special rules:

●	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the Series A Preferred Shares;

●	the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

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United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of the Series A Preferred Shares (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding the Series A Preferred Shares, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of the Series A Preferred Shares.

Distributions.

Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will generally be subject to United States federal income tax, on a net income basis at the regular graduated rates, to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Disposition of Series A Preferred Shares.

In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of the Series A Preferred Shares provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax, on a net income basis at the regular graduated rates, in the event the gain from the disposition of stock is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain (which may be offset by U.S. source capital losses of the Non-U.S. Holder, even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) resulting from the disposition of the Series A Preferred Shares if they are present in the United States for 183 days or more during the taxable year in which the stock is disposed and meet certain other requirements.

Non-U.S. Holders subject to United States federal income tax should consult their own tax advisors regarding the tax consequences of an investment in the Series A Preferred Shares.

Information reporting and backup withholding.

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of the Series A Preferred Shares will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

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Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY (or applicable successor forms) together with all applicable certifications and statements, as applicable.

Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the Series A Preferred Shares, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.

U.S. Federal Income Taxation of the Company

Operating Income

Unless exempt from U.S. federal income taxation under Section 883 of the Code or under an applicable U.S. income tax treaty, a foreign corporation that earns only shipping income is generally subject to U.S. federal income taxation under one of two alternative tax regimes: (i) the 4% gross basis tax or (ii) the net basis tax and branch profits tax. For this purpose, shipping income includes income from (i) the use of a vessel, (ii) hiring or leasing of a vessel for use on a time, operating or bareboat charter basis or (iii) the performance of services directly related to the use of a vessel (and thus includes spot, time and bareboat charter income). We anticipate that we will earn substantially all our shipping income from the chartering or employment of vessels for use on a spot or time charter basis; we may also, in the future, place one or more of our vessels in pooling arrangements or on bareboat charters.

The U.S.-source portion of shipping income is 50% of the income attributable to voyages that begin or end, but not both begin and end, in the United States. Generally, no amount of the income from voyages that begin and end outside the United States is treated as U.S. source, and consequently none of the shipping income attributable to such voyages is subject to the 4% gross basis tax. Although the entire amount of shipping income from voyages that both begin and end in the United States would be U.S. source, we are not permitted by United States law to engage in voyages that both begin and end in the United States and therefore we do not expect to have any U.S.-source shipping income.

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The Republic of Malta in place with the United States of America both an order for the relief from double taxation in relation to the taxation of income derived from the international operation of ships as well as a Convention for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income has an income tax treaty with the United States, but the Republic of the Marshall Islands does not have an income tax treaty with the United States. Accordingly, income earned by our subsidiaries organized under the laws of the Republic of Malta, but not by us or our subsidiaries organized under the laws of the Republic of the Marshall Islands, may qualify for a treaty-based exemption.

The 4% Gross Basis Tax

The United States imposes a 4% U.S. federal income tax on a foreign corporation’s gross U.S.- source shipping income to the extent such income is not treated as effectively connected with the conduct of a U.S. trade or business. As a result of the 50% sourcing rule discussed above, the effective tax is 2% of the gross income attributable to voyages beginning or ending in the United States.

The Net Basis Tax and Branch Profits Tax

We do not expect to engage in any activities in the United States or otherwise have a fixed place of business in the United States. Nonetheless, if this situation were to change or if we were to be treated as engaged in a U.S. trade or business, all or a portion of our taxable income, including gain from the sale of vessels, could be treated as effectively connected with the conduct of this U.S. trade or business (or “effectively connected income”). Any effectively connected income, net of allowable deductions, would be subject to U.S. federal corporate income tax (with the statutory rate currently being 21%). In addition, we also may be subject to a 30% “branch profits” tax on earnings effectively connected with the conduct of the U.S. trade or business (as determined after allowance for certain adjustments), and on certain interest paid or deemed paid that is attributable to the conduct of our U.S. trade or business. The 4% gross basis tax described above is inapplicable to income that is treated as effectively connected income. Our U.S.-source shipping income would be considered to be effectively connected income only if we have or are treated as having a fixed place of business in the United States involved in the earning of U.S.-source shipping income and substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation (such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States). Based on our intended mode of shipping operations and other activities, we do not expect to have any effectively connected income. In the absence of exemption from tax under Section 883 of the Code (and/or, only in the case of income earned by our subsidiaries organized under the laws of the Republic of Malta, the applicable exemption, under the aforementioned order for double taxation relief in relation to the taxation of income derived from the international operation of ships and/or the income tax treaty between the United States and the Republic of Malta), our gross U.S. source shipping income would be subject to the 4% U.S. federal income tax imposed, described above.

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The Section 883 Exemption

The 4% gross basis tax, the net basis tax and the branch profits tax described above are inapplicable to shipping income that qualifies for exemption under Section 883 of the Code (the “Section 883 Exemption”). A foreign corporation will qualify for the Section 883 Exemption if:

●	it is organized in a “qualified foreign country,” which is a country outside the United States that grants an equivalent exemption from tax to corporations organized in the United States (an “equivalent exemption”);

●	it satisfies one of the following two ownership tests (discussed in more detail below): (A) more than 50% of the value of its shares is beneficially owned, directly or indirectly, by “qualified shareholders” (the “50% Ownership Test”); or (B) its shares are “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly-Traded Test.”); and

●	it meets certain substantiation, reporting and other requirements (which include the filing of U.S. income tax returns).

For our 2021 taxable year, Pyxis and several of its subsidiaries that earn shipping income were organized under the laws of the Republic of the Marshall Islands. Other of Pyxis’s subsidiaries that earn shipping income are incorporated in the Republic of Malta. The U.S. Treasury recognizes each of the Republic of the Marshall Islands and the Republic of Malta as a country that grants an equivalent exemption and thus is a qualified foreign country. Therefore, if we and our subsidiaries satisfy the 50% Ownership Test or Publicly-Traded Test for a taxable year, and otherwise comply with applicable substantiation and reporting requirements, we will be exempt from U.S. federal income tax for that taxable year with respect to our U.S.-source shipping income.

In respect of our subsidiaries organized under the laws of the Republic of Malta, we believe in any case that we may rely on the applicable treaty exemption provided for in the aforementioned order for double taxation relief in relation to the taxation of income derived from the international operation of ships and/or the tax treaty in place between the U.S. and the Republic of Malta and thus need not satisfy the aforementioned criteria for exemption as set out in Section 883 of the Code

The 50% Ownership Test

For purposes of the 50% Ownership Test, “qualified shareholders” include: (i) individuals who are “residents” (as defined in the Treasury regulations promulgated under Section 883 of the Code (the “Section 883 Regulations”) of qualified foreign countries, (ii) corporations organized in qualified foreign countries that meet the Publicly Traded Test (discussed below), (iii) governments (or subdivisions thereof) of qualified foreign countries, (iv) non-profit organizations organized in qualified foreign countries, and (v) certain beneficiaries of pension funds organized in qualified foreign countries, in each case, that do not beneficially own the shares in the foreign corporation claiming the Section 883 Exemption, directly or indirectly (at any point in the chain of ownership), in the form of bearer shares (as described in the Section 883 Regulations). For this purpose, certain constructive ownership rules under the Section 883 Regulations require looking through the ownership of entities to the owners of the interests in those entities. The foreign corporation claiming the Section 883 Exemption based on the 50% Ownership Test must obtain all the facts necessary to satisfy the IRS that the 50% Ownership Test has been satisfied (as detailed in the Section 883 Regulations) and must meet certain substantiation and reporting requirements.

The Publicly Traded Test

The Section 883 Regulations provide, in pertinent part, that shares of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our Common Shares is “primarily traded” on the NASDAQ Capital Market, which is an established market for these purposes.

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Under the Section 883 Regulations, our Common Shares would be considered to be “regularly traded” on an established securities market if one or more classes of our shares representing more than 50% of our outstanding stock, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on such market, to which we refer as the “listing threshold.” Our Common Shares is listed on the NASDAQ Capital Market. Accordingly, we will satisfy the listing threshold.

The Section 883 Regulations also require that with respect to each class of stock relied upon to meet the listing threshold, (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year (the “trading frequency test”); and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year must be at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year (the “trading volume test”). Even if this were not the case, the Section 883 Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if such class of stock is traded on an established securities market in the United States and such shares are regularly quoted by dealers making a market in such shares, such as the NASDAQ on which our Common Shares is listed. For this purpose, a dealer makes a market in a stock only if the dealer regularly and actively offers to, and in fact does, purchase the stock from, and sell the stock to, customers who are not related to the dealer in the ordinary course.

Notwithstanding the foregoing, the Section 883 Regulations also provide, in pertinent part, that a class of shares will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified share attribution rules, on more than half the days during the taxable year by one or more persons who each own 5% or more of the vote and value of such class of outstanding stock (the “5% Override Rule”).

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of Common Shares (or “5% shareholders”) the Section 883 Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the Commission, as owning 5% or more of our Common Shares. The Section 883 Regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% shareholder for such purposes. Consistent with the Schedule 13D/A filed with the Commission on June 17, 2021, Mr. Valentis beneficially owned more than 5% of our common stock for all of the 2020 taxable year. Thus, we believe that the 5% Override Rule is triggered for the 2020 taxable year.

However, even if the 5% Override Rule is triggered, the Treasury regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% shareholders, qualified shareholders (as defined generally under the Section 883 Regulations and discussed above) own sufficient number of shares to preclude non-qualified shareholders in such group from owning 50% or more of our Common Shares for more than half the number of days during the taxable year. With respect to the 2020 taxable year, Pyxis is taking the position for U.S. federal income tax reporting purposes that the 5% Override Rule was not applicable.

Based on the foregoing, we intend to take the position that we and our subsidiaries satisfy both the 50% Ownership Test and the Publicly-Traded Test for the 2020 taxable year and intend to comply with the substantiation and reporting requirements that are applicable under Section 883 of the Code to claim the Section 883 Exemption. If in the 2021 or any future taxable year, the ownership of our shares of common stock changes, because, among other things, we can give no assurance that such shareholders are qualified shareholders or that a sufficient number of qualified shareholders will cooperate with us in respect of the applicable substantiation and reporting requirements, there can be no assurance that we will satisfy either the 50% Ownership Test or the Publicly Traded Test, in which case we and our subsidiaries would not qualify for the Section 883 Exemption for that taxable year and would be subject to U.S. federal tax as set forth in the above discussion (subject to only in the case of income earned by our subsidiaries organized under the laws of the Republic of Malta, the applicable exemption, under the aforementioned order for double taxation relief in relation to the taxation of income derived from the international operation of ships and/or the income tax treaty between the United States and the Republic of Malta).

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Gain on Sale of Vessels

In general, regardless of whether we qualify for the Section 883 Exemption, we will not be subject to U.S. federal income tax with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. A sale of a vessel will generally be considered to occur outside of the U.S. for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. To the extent possible, we will attempt to structure any sale of a vessel so that it is considered to occur outside of the United States.

Certain Marshall Islands, Maltese and Greek Tax Law Considerations

For a discussion of certain Marshall Islands, Maltese, and Greek tax considerations, please see our most recently annual report on Form 20-F filed with the Commission.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, OR OTHERWISE DISPOSING OF THE SERIES A PREFERRED SHARES.

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UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of this offering, which we refer to as the Representative or ThinkEquity. We have entered into an underwriting agreement, dated July 13, 2021, with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Series A Preferred Shares listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	308,487
Total	308,487

All of the shares of Series A Preferred Shares to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series A Preferred Shares offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Series A Preferred Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Series A Preferred Shares offered by this prospectus supplement if any such shares of Series A Preferred Shares are taken.

We expect that delivery of the Series A Preferred Shares will be made against payment therefor on or about July 16, 2021. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

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Discounts and Commissions

The Representative has advised us that the underwriters propose to offer the shares of Series A Preferred Shares to the public at the public offering price per share set forth on the cover page of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.70 per share from the public offering price. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us.

	Per Share	Total
Public offering price	$20.00	$6,169,740
Underwriting discount (7.00%)	$1.40	$431,882
Proceeds, before expenses, to us	$18.60	$5,737,858

We have agreed to reimburse the Representative for all reasonable and actual out-of-pocket accountable fees and costs incurred by the Representative in connection with this offering up to a maximum of $57,500 in the aggregate, including the fees and expenses of the underwriters’ legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $173,100.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative as compensation warrants to purchase 2,683 shares of Series A Preferred Shares, which we refer to as the Representative’s Warrants. The Representative’s Warrants will be exercisable at a per share exercise price of $25.00. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities issued in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued in this offering. We will bear all fees and expenses attendant to registering the securities. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Shares at a price below the warrant exercise price.

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Right of First Refusal

For a period of six (6) months from the closing date of this offering, the Representative will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private offering of Series A Preferred Shares during such six (6) month period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation within two (2) days of being presented such offer. The Representative was also granted a right of first refusal in connection with the 2020 Public Offering (as defined below). See “—Other Relationships.”

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other Relationships

The Representative acted as placement agent in connection with a private placement transaction that closed in February 2021 in which we issued to certain accredited investors an aggregate of 14,285,715 Common Shares at a price per share of $1.75, which resulted in gross proceeds of approximately $25.0 million. As placement agent, the Representative received a cash fee equal to approximately $1.687 million, reimbursement of up to $50,000 in expenses and placement agent warrants (the “Placement Agent Warrants”), which are exercisable for the purchase of an aggregate of 3% of our Common Shares sold in the private placement transaction (428,571 warrants to purchase our Common Shares).

In October 2020, we issued 200,000 units of our units (the “Units”) at a price of $25.00 per Unit in an underwritten public offering (the “2020 Public Offering”), with each Unit consisting of (i) one Series A Preferred Share, and (ii) eight warrants. The Representative acted as sole book-running manager in the 2020 Public Offering and received as compensation approximately $375,000 in underwriting discounts and commissions and reimbursement of up to $65,000 in expenses. In addition, we issued two separate warrants to the Representative for acting as underwriter in the 2020 Public Offering, the first exercisable for the purchase of an aggregate of 1% of the Series A Preferred Shares sold in the offering (2,000 Series A Preferred Shares) and the second exercisable for the purchase of an aggregate of 1% of the warrants sold in this offering (16,000 warrants to purchase common shares). Lastly, the Representative received the following right of first refusal: until twelve (12) months from the closing date of the offering (or October 13, 2021), the Representative will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private Series A Preferred Share offering, during such period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

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Lock-up Agreements

Pursuant to “lock-up” agreements, our directors and officers have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our shares of preferred stock or common stock or securities convertible into or exercisable or exchangeable for our preferred stock or common stock or any of our other securities (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of our securities), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our of our shares of preferred stock or common stock or securities convertible into or exercisable or exchangeable for our preferred stock or common stock or any of our other securities, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities, shares of preferred stock, common stock or securities convertible into or exercisable or exchangeable for preferred stock or common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 60 days from the closing date of this offering.

In addition, pursuant to the underwriting agreement, we and any of our successors have agreed, subject to limited exceptions, for a period of sixty (60) days from the date of the underwriting agreement, that each will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our shares of capital stock; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Nasdaq Listing

The Series A Preferred Shares are listed on the Nasdaq under the symbol “PXSAP.”

Transfer Agent

Our transfer agent for our Series A Preferred Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A Preferred Shares.

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The underwriters may impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Series A Preferred Shares in this offering because the underwriter repurchases the shares of Series A Preferred Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Series A Preferred Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Series A Preferred Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Series A Preferred Shares are traded, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series A Preferred Shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series A Preferred Shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Series A Preferred Shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Series A Preferred Shares in any jurisdiction where action for that purpose is required. Accordingly, our Series A Preferred Shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Series A Preferred Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

● to any legal entity that is a qualified investor as defined in the Prospectus Directive;

● to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

● in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

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Canada

The offering of our Series A Preferred Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Series A Preferred Shares may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our Series A Preferred Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our Series A Preferred Shares is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our Series A Preferred Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the Series A Preferred Shares outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission registration fee	—
FINRA fee	$23,100
Nasdaq listing fee	—
Legal fees and expenses	$108,000
Accounting fees and expenses	$36,000
Transfer agent fees	—
Miscellaneous	$6,000
Total	$173,100

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LEGAL MATTERS

Certain legal matters in connection with the sale of the securities offered hereby, including the legality thereof, are being passed upon for us by Seward & Kissel LLP, New York, New York. Gracin & Marlow, LLP, New York, New York, is representing the underwriter in this offering.

EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

We file annual and special reports with the Commission. You may read any document that we file on the Commission’s website (http://www.sec.gov). Our filings are also available on our website at http://www.pyxistankers.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus supplement.

This prospectus supplement is part of the registration statement and does not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated above. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with, and furnish to, it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference in this prospectus the following documents filed with the Commission pursuant to the Exchange Act:

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on April 12, 2021;

●	all subsequent Annual Reports on Form 20-F filed with the Commission prior to the termination of this offering;

●	Report on Form 6-K, filed with the Commission on July 12, 2021 (the “Q1 2021 6-K”), including the exhibits thereto, which contain our unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2021 and 2020 and the associated Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	Our Report on Form 6-K filed with the Commission on April 1, 2021, May 3, 2021, June 4, 2021 June 21, 2021 and July 9, 2021; and

●	all subsequent Reports on Form 6-K filed with the Commission prior to the termination of this offering that we identify in such reports as being incorporated by reference into this prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with or furnished to the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing or telephoning us at the following address:

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125

Greece

+30 210 638 0200

Information Provided by the Company

We will furnish holders of our Common Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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PROSPECTUS

PYXIS TANKERS INC.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

Through this prospectus, we may periodically offer:

(1)	our common stock,

(2)	our preferred stock,

(3)	our debt securities,

(4)	our warrants,

(5)	our purchase contracts,

(6)	our rights, and

(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $250,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered by us in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities, unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PXS.” Our Series A Cumulative Convertible Preferred Shares (the “Series A Preferred Shares”) are listed on NASDAQ Capital Market under the symbol “PXSAP”, and our warrants (the “Warrants”) are listed on NASDAQ under the symbol “PXSAW”. On May 10, 2021, the last reported sale price of our common stock on NASDAQ was $0.82 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates as of May 10, 2021 was $15,968.596.40, based on 37,225,792 shares of common stock outstanding, of which 19,473,898 are held by non-affiliates, and a closing price on NASDAQ of $0.82 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, as well as documents which are incorporated by reference herein and therein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts and units, each as described in this prospectus, in any combination, in one or more offerings up to an aggregate dollar amount of $250,000,000. This prospectus generally describes us and the securities we may offer. Each time we offer securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all of the information in the registration statement. Forms of the indentures are filed as exhibits to this the registration statement. Other documents establishing the terms of the offered securities will be filed by way of a post-effective amendment or by incorporation by reference to documents filed with the SEC. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described in the section of this prospectus entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained or incorporated by reference in this prospectus.

Unless otherwise indicated, references in this prospectus to “Pyxis Tankers Inc.,” “Pyxis,” “we,” “us” and “our” and similar terms refer to Pyxis Tankers Inc. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Pyxis Tankers Inc.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

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FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business and making acquisitions, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “potential”, “may,” “should” and similar expressions are forward-looking statements. All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as our future operating or financial results, global and regional economic and political conditions, including piracy, pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs, competition in the product tanker industry, statements about shipping market trends, including charter rates and factors affecting supply and demand, our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market and our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section of this prospectus entitled “Risk Factors” as well as in “Item 3. Key Information – D. Risk Factors” section of our Annual Report for the year ended December 31, 2020 filed with the SEC on April 12, 2021 (“2020 Annual Report”). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions and compliance, including environmental and securities matters, taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	our future operating or financial results;

●	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;

●	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

●	our ability to successfully employ our vessels, including under time charters;

●	changes in our operating expenses, including bunker fuel prices, dry docking costs, general and administrative expenses and insurance costs, including adequacy of coverage;

●	our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

●	planned, pending or recent acquisitions and divestitures, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;

●	vessel breakdowns and instances of off-hire;

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●	potential claims or liability from future litigation, government inquiries and investigations and potential costs due to environmental damage and vessel collisions;

●	the arrest or detention of our vessels by maritime claimants or governmental authorities;

●	any disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;

●	general product tanker shipping market trends, including fluctuations in charter hire rates and vessel values and their useful lives;

●	changes in supply and demand in the product tanker shipping industry, including the market for our vessels and the number of new buildings under construction;

●	the strength of world and regional economies;

●	stability of Europe and the Euro;

●	disruption of world trade due to rising protectionism, breakdown of multilateral trade agreements, acts of piracy, terrorism, political events, public health threats, international hostilities and instability;

●	fluctuations in interest rates, including the impact on our debt of the discontinuance of the London Interbank Offered Rate, or LIBOR, after 2021, and foreign exchange rates;

●	changes in seaborne and other transportation;

●	business disruptions due to natural disasters and health catastrophes, such as the outbreak of Coronavirus (“COVID-19”);

●	the length and severity of epidemics and pandemics, including the going global outbreak of COVID-19 and its impact on the demand for seaborne transportation in the tanker sector;

●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

●	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;

●	general domestic and international political conditions; the length and number of off-hire periods and dependence on key employees and third-party managers; and

●	other factors discussed under “Risk Factors” in this prospectus and in “Item 3. Key Information – D. Risk Factors” in the 2020 Annual Report, and please see the Company’s other filings with the SEC for a more complete discussion of certain of these and other risks and uncertainties.

You should not place undue reliance on forward-looking statements contained in this prospectus, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents By Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

The Company

We are an international maritime transportation company focused on the product tanker sector. Our fleet is comprised of five double hull product tankers, which are currently employed under a mix of spot and short-term time charters. As of the date of this prospectus, our fleet had a weighted average age of 8.9 years, based on dwt, compared to an industry average of approximately 11 years for the product tanker fleet, with a total cargo carrying capacity of 170,019 dwt. We acquired these five vessels in 2015 from affiliates of our founder and Chief Executive Officer, Mr. Valentios (“Eddie”) Valentis. Three of the vessels in the fleet are medium range (“MR”) tankers, all of which have eco-efficient or eco-modified designs, and two are short-range tanker sister ships. Each of the vessels in the fleet has International Maritime Organization certifications and is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Our principal objective is to own and operate our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the product tanker sector to maximize our revenues. We intend to expand the fleet through selective acquisitions of modern product tankers, primarily MRs, and to employ our vessels through time charters to creditworthy customers and on the spot market. We intend to continually evaluate the markets in which we operate and, based upon our view of market conditions, adjust our mix of vessel employment by counterparty and stagger our charter expirations. In addition, we may choose to opportunistically direct asset sales or acquisitions when conditions are appropriate. Management is considering the potential sale and / or bareboat charter of Northsea Alpha and Northsea Beta.

We are incorporated under the laws of the Republic of the Marshall Islands as Pyxis Tankers Inc. Our principal executive offices are located at 59 K. Karamanli Street, Maroussi, Greece, 15125 and our phone number is +30 210 638 0200. Our website address is www.pyxistankers.com. The information contained on our website is not part of this prospectus.

Recent Developments

Issuance of shares

On January 4, 2021 and April 2, 2021, following the second amendment to the Amended and Restated Promissory Note dated May 14, 2019 (the “Amended and Restated Promissory Note”) entered into by us and Maritime Investors Corp. (“Maritime Investors”), we issued 64,446 and 47,827, respectively, of our common shares at the volume weighted average closing share price for the 10-day period immediately prior to the quarter end, in order to settle the interest charged on the Amended and Restated Promissory Note.

Pyxis Regains Compliance with NASDAQ’s Minimum Closing Bid Price Rule

On July 2, 2020, NASDAQ had notified us of our noncompliance with the minimum bid price of $1.00 over the previous 30 consecutive business days as required by the listing rules of the NASDAQ Stock Market. On December 29, 2020, we received written notification granting us a 180-day extension, or until June 28, 2021, to regain compliance with the minimum bid price requirement. Subsequently, from January 28, 2021 to February 16, 2021, our closing bid price for our common shares was $1.00 per share or greater and, on February 17, 2021, NASDAQ informed us that we had regained compliance with the exchange’s minimum closing bid price rule (NASDAQ Listing Rule 5550(a)(2)).

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Closing of $25.0 Million Private Placement of Common Stock

On February 24, 2021 we announced that we had closed our definitive securities purchase agreements (the “2021 Securities Purchase Agreement”) with a group of investors, which resulted in gross proceeds to the Company of $25.0 million, before deducting placement offering expenses. We issued 14,285,715 shares of common stock at a price of $1.75 per share (the “2021 Private Placement Transaction”). We used a portion of the net proceeds from the offering for the repayment of outstanding indebtedness and expect to use some of the remaining proceeds for potential vessel acquisitions. The securities offered and sold by us in the private placement were subsequently registered under the Securities Act, under a resale registration statement filed with the SEC and became effective on March 11, 2021. Any resale of our shares under such resale registration statement will be made only by means of a prospectus.

Series A Preferred Share Conversions & Warrant Exercises

Since January 1, 2021 through May 10, 2021, an aggregate of 40,289 of Series A Preferred Shares were converted into 720,423 registered common shares of the Company and 144,500 Warrants were exercised for 144,500 registered common shares.

Amendment to Eighthone Loan

On March 4, 2021, Eighthone Corp., the owner of the Pyxis Epsilon, entered into a Third Amendment with Wilmington Trust, National Association, as agent, to modify two loan covenants. The minimum liquidity amount thereunder shall remain at $0.5 million through 2021 and increase to $0.75 million thereafter until maturity. The minimum security cover thereunder shall remain at 115% of the outstanding loan (currently $24 million) through 2021 and increase to 125% thereafter. All other terms and conditions shall remain in full force and effect.

Refinancing of Eighthone Loan

On March 30, 2021, we announced that we had successfully completed the refinancing of a previous loan facility secured by the Pyxis Epsilon with a $17 million loan which has an interest rate of Libor plus 3.35% and is repayable over 5 years.

Vessel Acquisition

On April 29, 2021, we announced that we have entered into a definitive agreement with an unaffiliated third party to purchase a medium range product tanker of approximately 47,000 dwt built in 2013 at Hyundai Mipo shipyard in South Korea. The purchase price of $20 million is expected to be funded by a combination of bank debt and cash. It is anticipated that the acquisition, which is subject to customary closing conditions, will be completed during the summer of 2021.

Monthly Dividend

On January 20, 2021, February 22, 2021, March 22, 2021, and April 20, 2021, we paid cash dividends of $0.1615 per Series A Preferred Share for each month. On May 3, 2021, our board of directors declared a monthly dividend of $0.1615 per share on the Series A Preferred Shares, par value $0.001 per share, for the month of May 2021. The cash dividend will be payable on May 20, 2021 to holders of record as of May 13, 2021.

Update on Shares Issued and Outstanding

As of May 10, 2021, we have 37,225,792 issued and outstanding common shares, 141,186 Series A Preferred Shares and 1,590,540 Warrants.

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Implications of No Longer Being an Emerging Growth Company

On December 31, 2020, we ceased to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Since we are not an “accelerated filer” or a “large accelerated filer” (as such terms are defined under the U.S. securities laws), we are not required comply with the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“SOX”), which would otherwise require our independent registered public accounting firm to provide us with an attestation report on the effectiveness of our internal control over financial reporting (“ICFR”). Compliance with Section 404 is expensive for our shareholders and time consuming for management and could result in the detection of internal control deficiencies of which we are currently unaware. While we are not required to comply with Section 404(b) of SOX, we are required to comply with other SOX mandates, including CEO and CFO certifications, the requirement to establish and maintain ICFR and have management assess its effectiveness, and a financial statement audit by an independent auditor, who is required to obtain an understanding of ICFR in the performance of the financial statement audit but not for the purpose of expressing an opinion on the effectiveness of our ICFR. If we become subject to additional SOX provisions, including Section 404(b), in the future, compliance with these provisions will likely incrementally increase our legal and other compliance costs and make some activities more time consuming and costly.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, our common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $250,000,000. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and associated with an investment in the securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in the 2020 Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Conversion of the Series A Preferred Shares and Warrants will dilute the ownership interest of existing shareholders

As of May 10, 2021, there are currently 141,186 Series A Preferred Shares and 1,590,540 Warrants outstanding. Each Series A Preferred Share is convertible into common stock at any time of the option of the holder. Additionally, each Warrant represents the right to purchase a common share at a pre-determined exercise price. The conversion of the Series A Preferred Shares and exercise of outstanding Warrants will dilute the ownership interest of existing shareholders by up to 10%. Our loan agreements contain covenants that require Mr. Valentis to maintain beneficial ownership of 40% or more of our common shares (as of May 10, 2021, he held 47.3%). If Mr. Valentis’ ownership decreases below this threshold, including through events outside of our control, we may be in default under our credit facilities, in which case our creditors could accelerate our indebtedness, which may have a material adverse effect on our business and results of operations.

Two separate warrants, the first exercisable for the purchase of an aggregate of 2,000 Series A Preferred Shares and the second exercisable for the purchase of an aggregate of 16,000 warrants to purchase common shares, which are not included in the figures provided above, were issued to certain employees of ThinkEquity as compensation in connection with ThinkEquity’s role as underwriter and placement agent in the Company’s recent Series A Preferred Shares and Warrants transaction.

If our common stock does not meet the NASDAQ’s minimum share price requirement, and if we cannot cure such deficiency within the prescribed timeframe, our common stock could be delisted.

Under the rules of NASDAQ, listed companies are required to maintain a share price of at least $1.00 per share. If the share price declines below $1.00 for a period of 30 consecutive trading days, then the listed company has a cure period of at least 180 days to regain compliance with the $1.00 per share minimum. If the price of our common stock closes below $1.00 for 30 consecutive days, and if we cannot cure that deficiency within the 180-day timeframe, then our common stock could be delisted. On July 2, 2020, Nasdaq had notified us of our noncompliance with the minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq’s listing rules. On December 29, 2020, we received written notification granting us a 180-day extension, or until June 28, 2021 to regain compliance with the minimum bid price requirement. Subsequently, from January 28, 2021 to February 16, 2021, our closing bid price for our common shares has been $1.00 per share or greater and Nasdaq has informed us that we have regained compliance with the exchange’s minimum closing bid price rule and the matter is closed.

As of the date of this prospectus, our current share price is below $1.00. If the closing price of our common shares on NASDAQ does not increase, it could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements and the 2021 Securities Purchase Agreement (as defined below) as well as constitutes an event of default under certain classes of our preferred stock and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

Furthermore, as a foreign private issuer, our corporate governance practices are exempt from certain NASDAQ corporate governance requirements applicable to U.S. domestic companies. As a result, our corporate governance practices may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

We believe that our corporate governance practices are in compliance with the applicable NASDAQ listing rules and are not prohibited by the laws of the Republic of the Marshall Islands.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered by us as set forth in the applicable prospectus supplement.

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CAPITALIZATION

Updated information about our capitalization will be included in applicable future prospectus supplements.

The following table sets forth our capitalization at December 31, 2020 ($ U.S., thousands):

●	on an actual basis; and

●	on an as adjusted basis to give effect to the following transactions through March 30, 2021:

○	Scheduled loan principal payments aggregating $830 under our credit facilities with Amsterdam Trade Bank and Alpha Bank;

○	Conversion of 40,289 Series A Preferred Shares into 720,423 common shares of the Company;

○	Exercise of 144,500 Warrants to purchase 144,500 of the Company’s common stock for approximately $202 in total at a price of $1.40 per share;

○	Issuance of 64,446 common shares to settle approximately $57 of partial interest expense paid to Maritime Investors Corp. under the Amended and Restated Promissory Note;

○	Payment of cash dividends aggregating approximately $82 on the Series A Preferred Shares;

○	2021 Private Placement Transaction, which involved the private placement of 14,285,715 shares of common stock at a purchase price of $1.75 per share, for net proceeds of approximately $23,145; and

○	Refinancing of the Eighthone loan (Pyxis Epsilon) of $24 million with a new bank under a loan facility, repayable over 5 years, of $17 million amortizing secured loan plus incremental cash of approximately $7,275.

	December 31, 2020
	Actual	As Adjusted

Secured debt	53,586	45,838
Unsecured debt	5,000	5,000
Total debt (1)	58,586	50,838

Preferred Stock	-	-
Common stock	22	37
Additional paid-in capital	79,692	103,072
Accumulated deficit	(50,155)	(50,730)
Total stockholders’ equity	29,559	52,379

Total capitalization	88,145	103,217

Common Shares Outstanding	21,962,881	37,177,965

(1)	Total debt is presented as net of deferred financing costs

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DESCRIPTION OF CAPITAL STOCK

We are a corporation organized under the laws of the Republic of the Marshall Islands and are subject to the provisions of Marshall Islands law. Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, of which 37,225,792 are issued and outstanding as of May 10, 2021 and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 Series A Preferred Shares were issued and 141,186 shares of Series A Preferred Shares were issued and outstanding as of May 10, 2021. All of our shares of stock are in registered form. There are no limitations on the rights to own securities, including the rights of non-resident or foreign stockholders to hold or exercise voting rights on the securities, imposed by Marshall Islands law or by our Articles of Incorporation or Bylaws.

The following is a description of the material terms of our Articles of Incorporation and Bylaws. Please see our Articles of Incorporation and Bylaws, copies of which have been filed as Exhibits 3.1 and 3.2, respectively, to our Registration Statement on Form F-4 (File No. 333-203598) filed with the SEC on April 23, 2015 and our 2020 Annual Report. The information contained in the above referenced exhibits and under the heading “Item 10. Additional Information—Memorandum and Articles of Association” in the 2020 Annual Report is incorporated by reference herein. Other than as disclosed in our 2020 Annual Report, there have been no material securities issuances.

Purpose

Our purpose, as stated in our Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capital Stock

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive pro rata the remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority to authorize the issuance from time to time of one or more classes of preferred stock with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by our board of directors providing for the issuance of such preferred stock. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Share History

As of May 10, 2021, our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, of which 37,225,792 shares are issued and outstanding and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 Series A Preferred Shares were issued and 141,186 shares of Series A Preferred Shares were issued and outstanding as of May 10, 2021. All of our shares of stock are in registered form. There are no limitations on the rights to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities, imposed by the laws of the Republic of The Marshall Islands or by our Articles of Incorporation or Bylaws. The rights, preferences and restrictions attaching to each class of shares of our capital stock are described in the “Description of Securities” filed as Exhibit 2.2 to the 2020 Annual Report.

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On October 28, 2015, our board of directors approved the Pyxis Tankers Inc. 2015 equity incentive plan (the “EIP”), providing for the granting of share-based awards to our directors, officers and employees and affiliates and to our consultants and service providers. On November 15, 2017, 200,000 restricted shares of our common stock were granted and issued to one of our senior officers, which were vested immediately upon issuance. During the year ended December 31, 2018, 2019 and 2020, no additional shares were granted under the EIP.

On December 6, 2017, we entered into a securities purchase agreement with certain accredited investors (the “Investors”), pursuant to which we, in a private placement, agreed to issue and sell to the Investors an aggregate of 2,400,000 shares of our common stock at a price per share of $2.00.

On March 30, 2018, we launched our At-The-Market Program (“ATM Program”) under which we may, from time to time, issue and sell shares of our common stock up to an aggregate offering of $2.3 million through a sales agent as either agent or principal. On November 19, 2018, the ATM Program was amended to increase the offering to $3.675 million. As of December 31, 2018, and 2019, we offered and sold of 182,297 and 214,828 shares of common stock, respectively, under the ATM Program. No shares have been sold under the ATM Program in 2020.

In October 2020, we issued 200,000 units (the “Units”) at a price of $25.00 per Unit (the “Series A Preferred Share and Warrants Transaction”). Each Unit was immediately separable into (i) one 7.75% Series A Preferred Share, par value $0.001 per share, and (ii) eight Warrants. Each Warrant will entitle the holder to purchase one common share at an initial exercise price of $1.40 per share at any time prior to October 13, 2025 or, in case of absence of an effective registration statement, to exchange those cashless based on a formula. Any Warrants that remain unexercised on October 13, 2025 shall be automatically exercised by way of a cashless exercise on that date. We also agreed to issue and sell to designees of the underwriter as compensation, two separate types of Underwriter’s Warrants for an aggregate purchase price of $100 (absolute amount). The warrants were issued pursuant to an Underwriting Agreement dated October 8, 2020. The first type of the Underwriter’s Warrants is a warrant for the purchase of an aggregate of 2,000 Series A Preferred Shares at an exercise price of $24.92 and the second type is a warrant for the purchase of an aggregate of 16,000 Warrants at an exercise price of $0.01, at any time on or after April 6, 2021 and prior to October 8, 2025. Each Series A Preferred Share is convertible into common shares at a conversion price of $1.40 per common share, or 17.86 common shares, at any time at the option of the holder, subject to certain customary adjustments. Dividends on the Series A Preferred Shares are cumulative from and including the date of original issuance in the amount of $1.9375 per share each year, which is equivalent to 7.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares are paid monthly in arrears starting November 20, 2020, to the extent declared by our Board of Directors. Please refer to “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources” of the 2020 Annual Report for more information on the foregoing. As of May 10, 2021, a total of 58,814 Series A Preferred Shares had been converted and 144,500 Warrants exercised, resulting in the issuance of 1,197,029 common shares.

During the year ended December 31, 2019, we issued 95,262 of common shares to settle the interest charged on the Amended and Restated Promissory Note. During the year ended December 31, 2020, we issued 260,495 of common shares to settle the interest charged on the Amended and Restated Promissory Note. Through April 2, 2021, we have issued 112,273 common shares to settle the interest charged on the Amended and Restated Promissory Note.

On February 17, 2021, we entered into the 2021 Securities Purchase Agreement with certain accredited investors for the private placement of 14,285,715 shares of our common stock at a purchase price of $1.75 per share, which resulted in gross proceeds of approximately $25.0 million. In connection with the 2021 Private Placement Transaction, we entered into a registration rights agreement pursuant to which we agreed to register for resale all of the shares issued in the 2021 Private Placement Transaction. In addition, we issued warrants to the placement agent, which are exercisable for the purchase of an aggregate of 3% of our shares sold in the 2021 Private Placement Transaction (428,571 warrants to purchase common shares).

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Directors

Our directors are elected by a plurality of the votes cast at a meeting of stockholders entitled to vote. There is no provision for cumulative voting.

Directors are elected annually on a staggered basis. There are three classes of directors; each class serves a separate term length. Our board of directors has the authority to, in its discretion, fix the amounts which shall be payable to members of the board of directors and to members of any committee for attendance at the meetings of the board of directors or of such committee and for services rendered to us.

Certain Provisions of Our Articles of Incorporation and Bylaws

Certain provisions of Marshall Islands law and our Articles of Incorporation and Bylaws could make the acquisition of Pyxis by means of a tender offer, a proxy contest, or otherwise, and the removal of our incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Pyxis to work with our management.

Our Articles of Incorporation and Bylaws include provisions that:

●	allow our board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

●	provide for a classified board of directors with staggered, three year terms;

●	prohibit cumulative voting in the election of directors;

●	prohibit stockholder action by written consent unless consent is signed by all stockholders entitled to vote on the action;

●	authorize the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock cast at an annual meeting of stockholders;

●	require that special meetings of our stockholders be called only by a majority of our board of directors or the chairman of the board; and

●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

Our Articles of Incorporation also prohibit us from engaging in any “Business Combination” with any “Interested Shareholder” (as such terms are explained further below) for a period of three years following the date the stockholder became an Interested Shareholder, unless:

●	prior to such time, our board of directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Shareholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the Business Combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the Interested Shareholder; or

●	the stockholder became an Interested Shareholder prior to March 23, 2015.

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These restrictions shall not apply if:

●	a stockholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Pyxis and such stockholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

●	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of our board of directors then in office (but not less than one) who were directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)	a merger or consolidation of Pyxis (except for a merger in respect of which, pursuant to the BCA, no vote of our stockholders is required);

(b)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis (other than to any direct or indirect wholly-owned subsidiary or to Pyxis) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(c)	a proposed tender or exchange offer for 50% or more of our outstanding voting shares.

Our Articles of Incorporation define a “Business Combination” to include:

●	any merger or consolidation of Pyxis or any direct or indirect majority-owned subsidiary of Pyxis with (i) the Interested Shareholder or any of its affiliates, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of Pyxis, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares;

●	any transaction which results in the issuance or transfer by Pyxis or by any direct or indirect majority-owned subsidiary of Pyxis of any shares, or any share of such subsidiary, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger with a direct or indirect wholly-owned subsidiary of Pyxis solely for purposes of forming a holding company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by Pyxis to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by Pyxis; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the any class or series of shares;

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●	any transaction involving Pyxis or any direct or indirect majority-owned subsidiary of Pyxis which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

●	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a stockholder of Pyxis), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted above) provided by or through Pyxis or any direct or indirect majority-owned subsidiary..

Our Articles of Incorporation define an “Interested Shareholder” as any person (other than Pyxis, Maritime Investors and any direct or indirect majority-owned subsidiary of Pyxis or Maritime Investors and its affiliates) that:

●	is the owner of 15% or more of our outstanding voting shares; or

●	is an affiliate or associate of Pyxis and was the owner of 15% or more of the outstanding voting shares of Pyxis at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by Pyxis; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting shares of Pyxis, except as a result of further Company action not caused, directly or indirectly, by such person.

Stockholder Meetings

Under our Bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special stockholder meetings may be called at any time by the majority of our board of directors or the chairman of the board. No business may be conducted at the special meeting other than the business brought before the special meeting by the majority of our board of directors or the chairman of the board. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Interested Transactions

Our Bylaws provide that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of its directors or officers are our directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose, if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to our board of directors or its committee and our board of directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as provided in the BCA, by unanimous vote of the disinterested directors; (ii) the material facts as to the relationship or interest are disclosed to the stockholders, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (iii) the contract or transaction is fair to us as of the time it is authorized, approved or ratified, by our board of directors, its committee or the stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is VStock Transfer, LLC.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “PXS.” The Series A Preferred Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “PXSAP” and “PXSAW”, respectively.

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MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Articles of Incorporation and Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the General Corporation Law of the State of Delaware relating to shareholders’ rights.

STOCKHOLDER MEETINGS

Marshall Islands	Delaware

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally, sent by mail or by electronic mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

STOCKHOLDERS’ VOTING RIGHTS

Marshall Islands	Delaware

Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

MERGER OR CONSOLIDATION

Marshall Islands	Delaware

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

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Dissenters’ Rights of Appraisal

Marshall Islands	Delaware

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares shall not be available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

● Alters or abolishes any preferential right of any outstanding shares having preference; or

● Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

● Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

● Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

DIRECTORS

Marshall Islands	Delaware

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

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REMOVAL

Marshall Islands	Delaware

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.

STOCKHOLDER’S DERIVATIVE ACTIONS

MARSHALL ISLANDS	DELAWARE
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).
In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of outstanding shares or holds voting trust certificates or a beneficial interest in shares representing less than 5% of any class of such shares and the shares, voting trust certificates or beneficial interest of such plaintiff has a fair value of $50,000 or less.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the title, designation, aggregate principal amount and authorized denominations;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount;

●	the maturity date or dates, and the right, if any, to extend such date or dates;

●	the interest rate per annum (which may be fixed or variable), if any, or the method used to determined such rate or rates, whether the rate may be reset upon certain designated events and, in the case of variable rate securities, the notice, if any, to holders regarding the determination of interest and the manner of giving notice;

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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●	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which securities shall be redeemed, purchased, converted or exchanged, including into or for, as applicable, shares of our common stock or preferred stock;

●	the terms and conditions upon which conversion or exchange of any convertible or exchangeable debt securities may be effected, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●	the applicability and terms of any guarantees;

●	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any addition to or change in the events of default set forth in this prospectus and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the debt securities;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form, and if the former, the depository for such global securities;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities.

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Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the applicable prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

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Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

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An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the number and type of our securities purchasable upon exercise of such warrants;

●	the price at which our securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus in any one or more of the following ways:

●	directly to one or more purchasers in privately negotiated transactions;

●	through underwriters;

●	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	through block trades (including crosses) in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	through trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

●	through the writing of options, whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through short sales;

●	in hedging transactions;

●	through a combination of any of the above methods of sale; or

●	by any other method permitted pursuant to applicable law.

●	The prices at which the securities offered by this prospectus are sold may include:

●	a fixed price or prices, which may be changed;

●	prevailing market prices at the time of sale;

●	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	varying prices determined at the time of sale; or

●	negotiated prices.

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At the time a particular offering of our securities is made, a prospectus supplement, if required, will be distributed, which will set forth the terms of the offering, including (1) the aggregate amount of securities being offered, (2) the purchase price of the securities, (3) the initial offering price of the securities, (4) the name or names of any underwriters, broker-dealers or agents, (5) any discounts, commissions and other terms constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, (6) any other offering expenses, (7) any securities exchanges on which the securities may be listed, (8) the method of distribution of the securities, (9) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (10) any other material information.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, in short sale transactions. If such short sale transactions occur, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be deemed to be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of the securities by such participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We, our executive officers, and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

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TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of the 2020 Annual Report incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Most of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. purchasers to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.

EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants, Greece with registration number 107.

The section titled “The International Product Tanker Shipping Industry”, which is included in our annual report (Form 20-F) for the year ended December 31, 2020, which is incorporated by reference herein, has been prepared by Drewry Shipping Consultants Ltd., our industry expert, who has confirmed to us that such section accurately describes the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented. The address of Drewry Shipping Consultants Ltd. is 15-17 Christopher Street, London EC2A 2BS, United Kingdom.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

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We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. We will file a Form 20-F annual report with the SEC within four months following the end of our fiscal year. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 12, 2021;

●	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

●	our Report on Form 6-K filed with the SEC on May 3, 2021; and

●	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part.

These reports contain important information about us, our financial condition and our results of operations.

A copy of any statement of eligibility of trustee on Form T-1 will be filed by post-effective amendment or by incorporation by reference to documents filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.pyxistankers.com, or by writing or calling us at the following address:

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125

Greece

+30 210 638 0200

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You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee	$27,275
FINRA filing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing costs	*
Transfer agent fees	*
NASDAQ listing fee	*
Miscellaneous	*
Total	$27,275

* To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

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308,487 Shares of 7.75% Series A Cumulative Convertible Preferred Shares

Liquidation Preference $25.00 Per Share

PYXIS TANKERS INC.

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

July 13, 2021

Through and including August 7, 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.